UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

JARDEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To Be Held May 28, 2009

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Jarden Corporation (the “Company”), which will be held on Thursday, May 28, 2009 at 10:00 a.m., local time, at 555 Theodore Fremd Avenue, Rye, New York 10580, for the following purposes:

1.	To elect three (Class I) directors to serve on the Board of Directors for a term of three years expiring at the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

2.	To consider and vote upon a proposal to adopt and approve the Jarden Corporation 2009 Stock Incentive Plan (Proposal 2);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 (Proposal 3); and

4.	To transact such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 1, 2009 shall be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. A copy of the Annual Report of the Company for the year ended December 31, 2008 is being mailed to stockholders along with the attached Proxy Statement.

Stockholders are cordially invited to attend the Meeting. Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Meeting. Submitting the enclosed form of proxy will appoint Martin E. Franklin and Ian G.H. Ashken as your proxies. You may submit your proxy by mail. You may revoke your proxy and vote in person if you decide to attend the Meeting. For instructions, please refer to page 2 of the Proxy Statement or the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2009: This proxy statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available at http://annualmeeting.jarden.com.

By order of the Board of Directors

/s/ Martin E. Franklin
Martin E. Franklin, Chairman and Chief Executive Officer

April 9, 2009

JARDEN CORPORATION

555 Theodore Fremd Avenue

Rye, NY 10580

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

May 28, 2009

INTRODUCTION

PROXY SOLICITATION AND GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy (the “Proxy Card”) are being furnished to the holders (the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”) of Jarden Corporation, a Delaware corporation (the “Company,” “we,” or “us”), in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of the Company for use at the 2009 Annual Meeting of Stockholders of the Company to be held on Thursday, May 28, 2009 at 555 Theodore Fremd Avenue, Rye, New York 10580 at 10:00 a.m., local time, and at any adjournment or postponement thereof (the “Meeting”). These proxy materials are first being sent to Stockholders on or about April 13, 2009.

At the Meeting, Stockholders will be asked:

1.	To elect three (Class I) directors to serve on the Board of Directors for a term of three years expiring at the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

2.	To consider and vote upon a proposal to adopt and approve the Jarden Corporation 2009 Stock Incentive Plan (Proposal 2);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 (Proposal 3); and

4.	To transact such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 1, 2009 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. As of the record date, each Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing.

Proxies and Voting

Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. When voting to elect directors (Proposal 1), you may vote for all nominees, vote for only some of the nominees, or withhold authority to vote for all or some of the nominees. When voting on the proposals to (i) adopt and approve the Jarden Corporation 2009 Stock Incentive Plan (Proposal 2), or (ii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 (Proposal 3), you may vote FOR the proposal, AGAINST the proposal, or ABSTAIN from voting. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein

(Proposal 1); FOR the adoption and approval of the Jarden Corporation 2009 Stock Incentive Plan (Proposal 2); and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 (Proposal 3).

Voting

Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope.

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms from their bank, broker or other agent. Beneficial owners may also be able to vote by telephone or the Internet. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

The method of voting used will not limit a Stockholder’s right to attend the Meeting.

Revocation of Proxy

A Stockholder who so desires may revoke its proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Secretary); (ii) timely delivery of a valid, later-dated proxy; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Beneficial owners who hold their stock in street name cannot revoke their proxies in person at the Meeting because the Stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, beneficial owners should contact their bank, broker or other agent before the Meeting to determine whether they can do so.

Voting on Other Matters

If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date of this Proxy Statement, we did not know of any other matters to be raised at the Meeting.

Record Date; Shares Outstanding and Entitled to Vote

Only Stockholders as of the close of business on April 1, 2009 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 75,848,604 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum; Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting, shall constitute a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under the New York Stock Exchange (“NYSE”) rule, nominees have such discretion to vote absent instructions with respect to certain “routine” matters but not with respect to matters that are considered “non routine”.

An uncontested election of directors and the ratification of accountants are currently considered to be “routine” matters. Accordingly, if you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposals 1 and 3 even if the broker does not receive voting instructions from you.

The affirmative vote of a plurality of the votes present in person or represented by proxy and entitled to vote is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes in person or represented by proxy entitled to vote is necessary for (i) the adoption and approval of the Jarden Corporation 2009 Stock Incentive Plan (Proposal 2); and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 (Proposal 3).

Since the affirmative vote of a plurality of votes present in person or represented by proxy and entitled to vote is required for the election of directors (Proposal 1), abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote is necessary for (i) the adoption and approval of the Jarden Corporation 2009 Stock Incentive Plan (Proposal 2), and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 (Proposal 3), abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the vote. However, for purposes of the NYSE requirements that at least a majority of the outstanding shares of our Common Stock cast votes on the proposal to adopt and approve the Jarden Corporation 2009 Stock Incentive Plan (Proposal 2), abstentions will count as a vote cast, but “broker non-votes” will not.

Votes at the Meeting will be tabulated by an inspector of elections appointed by the Company or the Company’s transfer agent.

Proxy Solicitation

This solicitation is being made by the Company. All expenses incurred by the Company in connection with this solicitation will be borne by the Company. Directors, officers and employees of the Company also may solicit proxies from Stockholders by mail, telephone, telegram, electronic transmission, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. to assist us in the distribution and solicitation of proxies, and we intend to pay a fee of approximately $12,500, plus reasonable expenses, for these services. In accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock as of the Record Date.

List of Stockholders

In accordance with Delaware General Corporation Law (the “DGCL”), a list of Stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 555 Theodore Fremd Avenue, Rye, NY 10580.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.

No Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 1, 2009, by (i) each person or entity known to us owning beneficially 5% or more of our Common Stock (the holdings of certain unrelated entities listed below are generally based on shareholdings disclosed in their public filings), (ii) each of our current directors and nominees for the Board of Directors, (iii) each of our named executive officers set forth below in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power. Unless otherwise indicated, the address of each person named in the table below is c/o Jarden Corporation, 555 Theodore Fremd Avenue, Rye, NY 10580.

	Common Stock
Name and Address	Shares Beneficially Owned (1)		Percent of Common Stock (2)
Wellington Management Company, LLP 75 State Street Boston, MA 02109	10,649,788	(3)	14.0%

Glennhill Advisors, LLC 598 Madison Avenue, 12th Floor New York, NY 10022	4,041,400	(4)	5.3%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,913,335	(5)	5.2%

Martin E. Franklin	3,160,858	(6)	4.1%

Ian G.H. Ashken	979,399	(7)	1.3%

James E. Lillie	527,547	(8)	*

John E. Capps	28,883	(9)	*

Richard T. Sansone	19,105		*

Richard J. Heckmann	79,583		*

René-Pierre Azria	76,428	(10)	*

Irwin D. Simon	72,228	(11)	*

Robert L. Wood	65,978	(12)	*

Douglas W. Huemme	59,912	(13)	*

Richard L. Molen	37,228	(14)	*

Michael S. Gross	31,275	(15)	*

All directors, nominees for directors, and executive officers as a group (15 persons)	5,298,956	(16)	6.8%

*	Less than 1%

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any share of Common Stock that such person has voting or investment power over or has the right to acquire within 60 days.

(2)	Percent of class is based on the Common Stock outstanding and entitled to vote as of April 1, 2009, plus for each named person the number of shares of Common Stock not outstanding but for which such person is deemed to have “beneficial ownership” of as described in footnote (1). There were 75,848,604 shares outstanding and entitled to vote as of April 1, 2009.

(3)	Based solely on Schedule 13G/A filed with the SEC on February 17, 2009.

(4)	Based solely on Schedule 13G filed with the SEC on January 22, 2008.

(5)	Based solely on Schedule 13G filed with the SEC on February 9, 2009.

(6)	Includes 1,125,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(7)	Includes 337,500 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(8)	Includes 262,500 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(9)	Includes 11,250 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(10)	Includes 54,875 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(11)	Includes 54,875 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(12)	Includes 51,875 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(13)	Includes 41,625 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(14)	Includes 16,875 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(15)	Includes 4,275 shares of Common Stock held by the Vicki and Michael Gross Family Foundation, Inc. that Mr. Gross has the power to vote. Mr. Gross disclaims beneficial ownership with respect to the 4,275 shares held by the Vicki and Michael Gross Family Foundation, Inc.

(16)	Includes 1,956,375 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days by the directors and executive officers reflected above. Includes 160,532 shares held by or subject to outstanding options to purchase Common Stock which are exercisable within 60 days by the three executive officers who are not reflected above. Includes 4,275 shares beneficially owned by the Vicki and Michael Gross Family Foundation, Inc. Mr. Gross disclaims beneficial ownership of all shares held by the Vicki and Michael Gross Family Foundation, Inc.

INFORMATION REGARDING

BOARD OF DIRECTORS AND COMMITTEES

Statement on Corporate Governance

The Company maintains formal corporate governance standards. The Company has reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules of the SEC and the NYSE’s corporate governance listing standards regarding corporate governance policies and processes and is in compliance with such rules and listing standards. The Company has adopted charters for its Audit Committee, Compensation Committee and Nominating and Policies Committee and implemented a Governance Principles and Code of Conduct Policy, Business Conduct and Ethics Policy and Insider Trading Policy. You can access all of these documents on the “Governance” page of the Company’s website, www.jarden.com, or by writing to us at Jarden Corporation, 555 Theodore Fremd Avenue, Rye, NY 10580, Attention: Corporate Governance.

In accordance with NYSE corporate governance listing standards, our Governance Principles and Code of Conduct Policy requires the Board of Directors to designate a non-executive lead director to preside over non-executive sessions and perform any duties more appropriately performed by an independent director which would otherwise be performed by the Chairman of the Board of Directors. Irwin D. Simon has been designated as the Lead Independent Director. The Company’s non-management directors meet at least once per year in a non-executive session without management at which Mr. Simon presides. Stockholders and other interested parties may communicate with the Company’s Lead Independent Director or the non-management directors as a group either by writing to Irwin D. Simon, c/o Jarden Corporation, 555 Theodore Fremd Avenue, Rye, NY 10580 or sending an e-mail to BOD@jarden.com. Correspondence received will be forwarded to Mr. Simon promptly. The Board of Directors has directed that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	product inquiries and suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside director upon request.

Independence of Directors

Our Governance Principles and Code of Conduct Policy requires that a majority of the directors satisfy the independence requirements of the SEC and the NYSE. In general, “independent” means that the director shall have no material relationship with the Company or any member of the senior management of the Company. In performing their duties, directors must hold themselves free of any interest, influence or relationship with respect to any activity which could impair their judgment or objectivity in the course of their service to the Company. The policy establishes a mandatory retirement age of 70 for independent directors. It also urges independent directors with more than one year of service to own at least 1,000 shares of Common Stock of the Company. Based on the aforementioned standards, the Board of Directors has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

(1) René-Pierre Azria	(5) Richard L. Molen

(2) Michael S. Gross	(6) Irwin D. Simon

(3) Richard J. Heckmann	(7) Robert L. Wood

(4) Douglas W. Huemme

In addition, based on such standards, the Board of Directors determined that: (a) Martin E. Franklin is not independent because he is the Chairman and Chief Executive Officer of the Company; and (b) Ian G.H. Ashken is not independent because he is the Vice Chairman and Chief Financial Officer of the Company.

In addition to the foregoing, our Governance Principles and Code of Conduct Policy also provides for:

•	reviewing and approving a succession plan for the Chief Executive Officer of the Company at least annually;

•	the Board of Directors reviewing and assessing its own performance at least annually; and

•	the right of the Board of Directors to hire its own advisors to assist it in performing its duties without obtaining the approval of management.

During 2008, the Board of Directors held eleven meetings. The Board of Directors has standing Compensation, Nominating and Policies, and Audit Committees. During 2008, each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which he or she served, which were held during his or her period of service. The Compensation and Nominating and Policies Committees do not meet on a regular basis, but only as circumstances require. The Company does not have a formal policy as to Board of Directors attendance at our annual meetings of Stockholders. Messrs. Franklin and Ashken were the only directors who attended our last annual meeting.

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of executive compensation and adoption of incentive and stock plans. Pursuant to the Compensation Committee’s charter, the Compensation Committee’s authority generally includes the authority to do each of the following:

•	To assist the Board of Directors in developing and evaluating potential candidates for executive positions, including the CEO, and to oversee the development of executive succession plans.

•

To review and approve corporate goals and objectives with respect to compensation for the Company’s CEO, evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s CEO in past years.

•

To make recommendations to the Board of Directors with respect to non-CEO compensation, incentive-compensation plans and equity-based plans. The Compensation Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers.

•

To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	To produce the Compensation Committee Report on executive compensation to be included in the Company’s proxy statement.

•	To review on an annual basis director compensation and benefits.

The Compensation Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee may deem appropriate in its sole discretion.

The Compensation Committee consists of Messrs. Wood (Chairman), Simon (Vice Chairman), Azria and Gross. All of the members of the Compensation Committee meet the independence standards contained in the NYSE corporate governance rules. The Compensation Committee met twice during 2008.

Nominating and Policies Committee

The purpose of the Nominating and Policies Committee is to identify, evaluate and nominate qualified candidates for election to the Board of Directors. The Nominating and Policies Committee considers all qualified candidates identified by members of the committee, by other members of the Board of Directors and by senior management. The Nominating and Policies Committee will also consider nominees recommended by Stockholders. The names, resume(s) and biographical information of such nominees should be forwarded to the Secretary, Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580, who will submit them to the Nominating and Policies Committee for its consideration. See the section titled “Other Matters – Proposals by Stockholders” for more information on Stockholder nominations of candidates for election to the Board of Directors.

The Nominating and Policies Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance principles and periodically reviewing and reassessing the adequacy of those principles and recommending any proposed changes to the Board of Directors for approval, and advising the Board of Directors on corporate governance matters as they arise.

The Nominating and Policies Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management.

All members of the Board of Directors should possess the following minimum qualifications as determined by the Nominating and Policies Committee: fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; be committed to enhancing stockholder value; and have the ability and willingness to spend the time required to function effectively as a director of the Company.

The Nominating and Polices Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nominating and Policies Committee will make recommendations regarding potential director candidates to the Board of Directors.

The Nominating and Policies Committee consists of Messrs. Molen (Chairman), Simon and Heckmann. All of the members of the Nominating and Policies Committee meet the independence standards contained in the NYSE corporate governance rules. The Nominating and Policies Committee met twice during 2008.

Audit Committee

The Audit Committee consists of Messrs. Azria (Chairman), Gross (Vice Chairman), Huemme and Wood. Each of the Audit Committee members satisfies the definition of independent director as established in the NYSE corporate governance listing standards. In accordance with Section 407 of the Sarbanes-Oxley Act, the Board of Directors determined Messrs. Azria and Gross to be “Financial Experts,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The duties of the Audit Committee are to: (a) recommend the appointment by the Board of Directors of the registered public accounting firm who shall conduct the annual audit of the Company; (b) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices through review of accounting principles, policies, and changes thereto, financial statements, and general financial disclosure procedures; (c) maintain, through periodic meetings, a direct line of communication with the independent accountants to provide for exchanges of views and information; and (d) review management’s evaluation of the adequacy of the Company’s internal control structure and the extent to which major recommendations made by the independent accountants have been implemented. The number of meetings held during the year is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. The Audit Committee is governed by a written Audit Committee Charter previously approved by the Board of Directors, which may be amended from time to time. The Audit Committee Charter is reviewed and reassessed by the Audit Committee and approved by the Board of Directors as needed but at least annually.

Section 301 of the Sarbanes-Oxley Act requires the Audit Committee to establish procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding perceived questionable accounting or auditing matters. The Company uses an independent third party to provide an 800 number for the receipt, recording and transcription of any complaints received.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has met and reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No. 90 and further amended by Statement on Auditing Standards No. 114) and the assessment of the Company’s internal control over financial reporting. In addition, the Audit Committee has discussed with the independent registered accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board No. 1 (Independent Discussions with Audit Committees) and Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communications with Audit Committees Concerning Independence, which became effective on September 30, 2008 and supersedes Independence Standards Board No. 1. The Audit Committee also has considered whether the independent registered public accounting firm’s provisions of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, and the overall quality of the Company’s financial reporting processes, the evaluation of the Company’s internal accounting controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee reviewed and, together with the other members of the Board of Directors, approved for filing with the SEC the Annual Report on Form 10-K for the year ended December 31, 2008, which included audited financial statements for such year. The Audit Committee approved and the Board of Directors has also ratified and recommended the appointment of the Company’s independent registered public accounting firm for 2009.

Respectfully submitted.	Audit Committee
René-Pierre Azria, Chairman
Michael S. Gross, Vice Chairman
Douglas W. Huemme
Robert L. Wood

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Compensation of Directors

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board and Board committees as well as the skill-level required by the Company of members of the Board and the need to continue to attract highly qualified candidates to serve on our Board. Director compensation arrangements are reviewed annually to maintain such standards.

Director Summary Compensation Table

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2008:

Director Compensation (1)

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
René-Pierre Azria	$46,000	$119,833	$28,810	—	—	—	$194,643
Michael S. Gross	42,000	112,679	—	—	—	—	154,679
Richard J. Heckmann	41,000	103,375	—	—	—	—	144,375
Douglas W. Huemme	46,000	112,679	28,810	—	—	—	187,489
Richard L. Molen	46,000	112,679	28,810	—	—	—	187,489
Irwin D. Simon	47,000	112,679	28,810	—	—	—	188,489
Robert L. Wood	41,000	112,679	28,810	—	—	—	182,489

(1)

Martin E. Franklin, the Company’s Chairman and Chief Executive Officer, and Ian G.H. Ashken, the Company’s Vice Chairman and Chief Financial Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation for Messrs. Franklin and Ashken as employees of the Company is shown in the Summary Compensation Table.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2008. As of December 31, 2008, each director has the following aggregate number of unvested restricted stock or restricted stock awards held by such director as follows: René-Pierre Azria, 4,000, all of which were granted on April 29, 2008 at a grant date fair value of $85,840 or $21.46 per share; Michael S. Gross, 3,500, all of which were granted on April 29, 2008 at a grant date fair value of $75,110 or $21.46 per share; Richard J. Heckmann, 3,500, all of which were granted on April 29, 2008 at a grant date fair value of $75,110 or $21.46 per share; Douglas W. Huemme, 3,500, all of which were granted on April 29, 2008 at a grant date fair value of $75,110 or $21.46 per share; Richard L. Molen, 3,500, all of which were granted on April 29, 2008 at a grant date fair value of $75,110 or $21.46 per share; Irwin D. Simon, 3,500, all of which were granted on April 29, 2008 at a grant date fair value of $75,110 or $21.46 per share and Robert L. Wood, 3,500, all of which were granted on April 29, 2008 at a grant date fair value of $75,110 or $21.46 per share. For complete beneficial ownership information of the stock of our directors, see “Security Ownership of Certain Beneficial Owners and Management.” For a discussion of the valuation assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2009.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), and thus includes amounts from awards granted prior to 2008, as no directors were granted option awards in 2008. As of December 31, 2008, the aggregate number of unexercised options (vested and unvested) held by each director was as follows: René-Pierre Azria, 54,875; Michael S. Gross, none; Richard J. Heckmann, none; Douglas W. Huemme, 41,625; Richard L. Molen, 16,875; Irwin D. Simon, 54,875 and Robert L. Wood, 51,875 with exercise prices varying from $2.43 to $37.99. For complete beneficial ownership information of the stock of our directors, see “Security Ownership of Certain Beneficial Owners and Management.” For a discussion of the valuation assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2009.

Discussion of Director Compensation

Directors who are also employees of the Company receive no additional compensation for their service on the Board or on any Board committee.

Cash Compensation

In 2008, each non-employee directors received a flat retainer of $40,000 per year, payable quarterly. In 2008, the chairman of each of the Audit, Compensation and Nominating and Policies Committees and the Lead Independent Director received an additional $5,000. In 2008, the chairman of the Audit Committee received an additional 500 restricted shares. In 2008, each member of any Board committee, who is not also the chairman, received an additional $1,000 per year.

Stock Awards

Non-employee directors of the Company are also eligible to receive stock option grants and restricted stock awards under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended. On April 29, 2008, each of the then current non-employee directors of the Company was awarded 3,500 shares of restricted stock under the Amended and Restated 2003 Stock Incentive Plan, as amended, except Mr. Azria who was awarded an additional 500 of restricted stock under the Amended and Restated 2003 Stock Incentive Plan, as amended, as set forth above. The restrictions on these restricted stock awards lapse on April 29, 2009.

In total, during the fiscal year ended December 31, 2008, 25,000 shares of restricted stock were awarded to non-employee directors serving on the Board during 2008, all of which were awarded pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended.

Stock Ownership Guidelines

All of our directors are expected to have a personal investment in the Company through their ownership of our shares. As a guideline, each director is urged to own at least 1,000 shares of our Common Stock. All of our directors currently meet our director stock ownership guidelines.

Indemnification

We indemnify our directors and elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. Our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, also provide that we will indemnify any of our directors and officers against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, no director, executive officer, or person nominated to become a director or executive officer has within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business or property of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in the following activities: (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (b) engaging in any type of business practice; or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; (iv) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; and (v) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

The Company is not aware of any material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than 5% of any class of the Company’s voting securities, or any associate of any such director, executive officer or affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

PROPOSAL 1

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”) provides that the maximum number of directors shall be nine and the minimum number shall be two. The Board of Directors of the Company is divided into three classes of directors having staggered three-year terms of office. The Amended and Restated Bylaws, as amended (the “Bylaws”) of the Company provides that the number of members constituting the entire Board of Directors is nine. Currently, there are nine individuals serving as members of the Board of Directors. The proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named herein, of which there are three only. At each annual meeting of Stockholders, the successor of each director whose term expires at that annual meeting is elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of his or her election, or until his or her successor has been elected and qualified in accordance with the Certificate of Incorporation and Bylaws. Pursuant to the Certificate of Incorporation, in general, any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by an affirmative vote of a majority of the remaining directors then in office.

The terms of office of the Class I Directors, including Martin E. Franklin, René-Pierre Azria and Michael S. Gross expire at this Meeting and each of Martin E. Franklin, René-Pierre Azria and Michael S. Gross is nominated for re-election. The terms of office of the Class II Directors, including Ian G.H. Ashken, Richard L. Molen and Robert L. Wood expire at the 2010 annual meeting. The terms of office of the Class III Directors, including Richard J. Heckmann, Douglas W. Huemme and Irwin D. Simon expire at the 2011 annual meeting. Mr. Heckmann was initially nominated to the Board of Directors pursuant to the terms of that certain Merger Agreement with K2 Inc. (See Section titled “Certain Relationships and Related Transitions” for a further description.) There are no family relationships among any of the directors or executive officers of the Company.

Unless otherwise specified, each proxy received will be voted for the election as directors of the three nominees named below to serve until the 2012 annual meeting or until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Bylaws of the Company. At present, it is anticipated that each nominee will be a candidate.

The following persons have been nominated as Class I directors:

Name	Age	Director Since	Business Experience
Martin E. Franklin	44	2001	Mr. Franklin is Chairman and Chief Executive Officer of the Company. Mr. Franklin was appointed to the Board of Directors on June 25, 2001 and became Chairman and Chief Executive Officer effective September 24, 2001. Mr. Franklin is also a principal and executive officer of a number of private investment entities. Mr. Franklin was the Chairman of the Board of Directors of Bollé Inc. from February 1997 until February 2000. Mr. Franklin has previously held positions as Chairman and Chief Executive Officer of Lumen Technologies, Inc. from May 1996 to December 1998, and Benson Eyecare Corporation from October 1992 to May 1996. Mr. Franklin also serves as a director of Kenneth Cole Productions, Inc. and GLG Partners, Inc., and as Chairman of the Board of Liberty Acquisition Holdings Corp. and Liberty Acquisition Holdings (International) Company.

René-Pierre Azria	52	2002	Mr. Azria serves as President and CEO of Tegris LLC, a private investment bank and has over twenty-five years of corporate finance experience, working generally on large size transactions with a high degree of complexity. His industry experience is concentrated in technology, media and telecommunications, and also includes healthcare and consumer goods. Prior to Tegris, Mr. Azria was from 1996 to 2007 a Managing Director at Rothschild, Inc. and a Rothschild worldwide partner. Prior to joining Rothschild, Inc. in 1996, Mr. Azria served as Managing Director of Blackstone Indosuez and President of Financiére Indosuez Inc. in New York. Mr. Azria also serves as a director of two privately held publishing companies.

Michael S. Gross	47	2007	Since July 2006, Mr. Gross has been a senior partner in Magnetar Capital Partners LP. Since March 2007, Mr. Gross has served as Chairman, Chief Executive Officer and Managing Member of Solar Capital, LLC. Between February 2004 and February 2006, Mr. Gross was the President and Chief Executive Office of Apollo Investment Corporation (“AIC”), a publicly traded business development company, and was the managing partner of Apollo Investment Management, L.P. (“AIM”), a leading private equity firm which he founded in 1990 and the investment adviser to AIC. From 1990 to February 2006, Mr. Gross was a senior partner at AIM. Mr. Gross currently serves on the boards of directors of Saks, Inc., Alternative Asset Management Acquisition Corp. and is chairman of the board of Global Ship Lease, Inc.

The Board of Directors unanimously recommends that Stockholders vote “FOR” each of the persons nominated by the Board of Directors to serve as Class I Directors.

The terms of the following Class II directors expire at the 2010 annual meeting:

Name	Age	Director Since	Business Experience
Ian G.H. Ashken	48	2001	Mr. Ashken is Vice Chairman and Chief Financial Officer of the Company and until February 15, 2007 was also Secretary of the Company. Mr. Ashken was appointed to the Board of Directors on June 25, 2001 and became Vice Chairman, Chief Financial Officer and Secretary effective September 24, 2001. Mr. Ashken is also a principal and executive officer of a number of private investment entities. Mr. Ashken was the Vice Chairman of the Board of Directors of Bollé Inc. from December 1998 until February 2000. From February 1997 until his appointment as Vice Chairman, Mr. Ashken was the Chief Financial Officer and a director of Bollé, Inc. Mr. Ashken previously held positions as Chief Financial Officer and a director of Lumen Technologies, Inc. from May 1996 to December 1998 and Benson Eyecare Corporation from October 1992 to May 1996. Mr. Ashken also serves as a director of GLG Partners, Inc.

Richard L. Molen	68	1993	Mr. Molen was the Chairman, President and Chief Executive Officer of Huffy Corporation, a sporting goods company, from September 1994 until his retirement in December 1997. Mr. Molen served as President and Chief Executive Officer of Huffy Corporation since April 1993, and had served on its Board of Directors since June 1984.

Robert L. Wood	55	2000	Mr. Wood is the former President and CEO of Chemtura Corporation. Prior to Chemtura, Mr. Wood spent 27 years in various management positions at the Dow Chemical Company. He is currently a private investor and industry consultant.

The terms of the following Class III directors expire at the 2011 annual meeting:

Name	Age	Director Since	Business Experience
Richard J. Heckmann	65	2007	Mr. Heckmann has been the Chairman and Chief Executive Officer of Heckmann Corporation since May 2007. From February 2007 to August 2007, Mr. Heckmann was the Executive Chairman of K2 Inc. (“K2”), and from April 2000 to August 2007, he was the Chairman of the Board of Directors of K2. Previously, he served as the Chief Executive Officer of K2 from October 2002 through February 2007. Mr. Heckmann retired as Chairman of Vivendi Water, an international water products group of Vivendi S.A., a worldwide utility and communications company with headquarters in France, in June 2001.

Douglas W. Huemme	67	1999	Mr. Huemme was Chairman and Chief Executive Officer of Lilly Industries, Inc., an industrial coating and specialty chemical company, from 1990 until his retirement in December 2000. He also served as President of Lilly Industries, Inc. from 1990 until April 1999.

Irwin D. Simon	50	2002	Mr. Simon is the Chairman, Chief Executive Officer and President of Hain Celestial Group, Inc., a marketer and distributor of natural and organic products and a NASDAQ company (“Hain”). Mr. Simon was appointed Chief Executive Officer and President of Hain in May 1993 and subsequently appointed Chairman of the Board of Directors of Hain in April 2000. From December 1990 through December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company, a national marketer of meal replacement and weight loss food supplements. Mr. Simon also serves as a director of Yeo Hiap Seng Ltd, a Singapore public company.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age and position of each of our executive officers as of April 1, 2009. The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company.

Name	Age	Position
Martin E. Franklin	44	Chairman and Chief Executive Officer
Ian G.H. Ashken	48	Vice Chairman and Chief Financial Officer
James E. Lillie	47	President and Chief Operating Officer
John E. Capps	44	Senior Vice President, General Counsel and Secretary
Patricia J. Gaglione	48	Senior Vice President, Supply Chain
Patricia A. Mount	52	Senior Vice President and Chief Transition Officer
Richard T. Sansone	42	Senior Vice President and Chief Accounting Officer
J. David Tolbert	48	Senior Vice President, Human Resources and Corporate Risk

See the table of nominees for election as directors for biographical data with respect to Martin E. Franklin and Ian G.H. Ashken. See the narrative description of the employment agreements for Martin E. Franklin, Ian G.H. Ashken, James E. Lillie, Richard T. Sansone and John E. Capps for further terms with respect to the terms of their respective positions and employment.

James E. Lillie. Mr. Lillie is President and Chief Operating Officer of the Company. Mr. Lillie joined the Company in August 2003 as Chief Operating Officer and assumed the additional title and responsibilities of President effective January 2004. From 2000 to 2003, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation, Limited, a diversified commercial printing and business communications company. From 1999 to 2000, Mr. Lillie served as Executive Vice President of Operations at Walter Industries, Inc., a Kohlberg, Kravis, Roberts & Company (“KKR”) portfolio company. From 1990 to 1999, Mr. Lillie held a succession of senior level human resources, manufacturing, finance and operations positions at World Color, Inc., another KKR portfolio company.

John E. Capps. Mr. Capps is Senior Vice President, General Counsel and Secretary of the Company. Mr. Capps has been with the Company since January 2005. From 2003 to 2005, Mr. Capps was with American Household, Inc. which was acquired by the Company in January 2005, where he most recently served as Vice President-Legal. Prior to 2003, Mr. Capps was in private law practice with the firm Sullivan & Cromwell LLP.

Patricia J. Gaglione. Mrs. Gaglione is our Senior Vice President, Supply Chain. Mrs. Gaglione joined the Company in January 2005 as Vice President, Supply Chain and was promoted to her current position in January 2006. Prior to joining the Company, Mrs. Gaglione most recently served as Vice President, Sourcing for RR Donnelley and Sons (formerly Moore Corporation, Limited), from May 2001 to May 2004. From 1996 to 2001, Mrs. Gaglione was General Manager, International Purchasing Office at Philips Electronics.

Patricia A. Mount. Ms. Mount is our Senior Vice President and Chief Transition Officer. Ms. Mount has been with the Company since January 2006. From August 2003 through January 2006, Ms. Mount served as Chief Financial Officer of Tilia, Inc., a subsidiary of the Company. Prior to joining the Company, Ms. Mount served as the Chief Financial Officer of network equipment manufacturer LuxN from 2000 to 2002. From 1993 to 2000, Ms. Mount served in various senior financial and operating roles at Quantum Corporation.

Richard T. Sansone. Mr. Sansone is the Senior Vice President and Chief Accounting Officer of the Company. Prior to joining the Company, he most recently served as Senior Vice President, Controller and Chief Accounting Officer of RR Donnelley and Sons (formerly Moore Corporation, Limited), from April 2001 to December 2005. From 1992 to 2001, Mr. Sansone was with PricewaterhouseCoopers, LLP where he was an Audit Senior Manager.

J. David Tolbert. Mr. Tolbert is Senior Vice President, Human Resources and Corporate Risk of the Company. Mr. Tolbert has served in various management and executive roles in the areas of human resources, administration and corporate risk for the Company since 1993. From 1987 to 1993, Mr. Tolbert served in various human resource and operating positions at Ball Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Company’s Compensation Committee of the Board (the “Committee”) establishes the salaries and other compensation of the executive officers of the Company, including its Chairman and Chief Executive Officer (“CEO”) and other Named Executive Officers (as defined below). The Committee consists of three independent directors, all of whom have considerable experience in executive compensation issues and management development. No member of the Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company’s executive officers. The Committee operates under a written charter adopted by the Board of Directors that is available at the Company’s web site at www.jarden.com under the “Governance” tab.

The Committee has approved a compensation philosophy and objectives for the Company, which is described below.

Executive Compensation Philosophy and Objectives

The Committee continues to examine and refine our compensation philosophy, objectives and strategy throughout the fiscal year as part of our ongoing efforts to maintain “best practice” in this area and corporate governance in general. The Committee’s guiding principle is to assure that the Company’s compensation and benefits policies attract and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically and to motivate their executives to achieve short- and long-term goals with the ultimate objective of creating sustainable improvements in stockholder value. This principle guides the design and administration of compensation and benefits programs for the Company’s officers, other executives and the general workforce.

The total compensation package, which includes base salary, incentive compensation and other incentive opportunities in the form of grants under the Company’s stock incentive plans, is designed to allow the Company to attract, motivate, and retain top-quality executives. Such principles are accomplished by linking management’s compensation to the Company’s success in creating value for its stockholders. The levels of compensation at competitive companies, derived from compensation surveys provided by outside consultants, as well as other factors such as the Company’s performance, growth and relative stockholder return, achievement of specific financial goals, a subjective determination of the executive’s past performance and expected future contributions to the Company and the awards given to the executive in the past, are used for comparison in establishing the Company’s overall compensation plan for certain executive officers.

Use of Outside Consultants

The Committee retains an outside compensation and benefits consulting firm from time to time to respond directly to the Committee and its inquiries regarding management pay, compensation design and other related matters. The Committee may ask that management participate in these engagements. Use of a particular consulting firm by the Committee does not preclude management from hiring the same consulting firm. The Company participates in compensation surveys of Towers Perrin, a nationally recognized compensation consulting firm, to conduct a competitive compensation analysis including marketplace base salary, target annual incentive opportunity, target total annual compensation, actual total annual compensation, long-term incentive award level, target total direct compensation, and actual total direct compensation rates. The Company compares itself to general industry companies of comparable revenues for positions below the senior management level. For senior management positions, the Company looked at the general industry as well as high-growth and high-performing companies reflective of the Company’s strategic objective including:

Fortune Brands, Inc.	Coach Inc.
Harman International Industries, Inc.	Pool Corp.
Oshkosh Truck Corp.	Oxford Industries Inc.
Thor Industries Inc.	Garmin Ltd.
Phillips-Van Heusen Corp.	Danaher Corporation

The Committee does not, however, believe that it is appropriate to make any compensation decisions, whether regarding base salaries or incentive pay, primarily based upon benchmarking to a peer or other representative group of companies. The information from the outside consultant regarding pay practices at other companies has been provided to the Committee as a resource for their deliberations for executive compensation decisions and is useful in at least two respects. First, the Committee recognizes compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that management and the Committee consider in assessing the reasonableness and appropriateness of our compensation programs. Although we do not target executive compensation to any peer group median, we strive to provide a compensation package that is competitive in the market and rewards each executive’s performance.

In 2007, the Committee engaged Towers Perrin to provide recommendations on future compensation, to provide market data to the Committee and management on competitive pay practices for executives and assist in designing compensation and benefits programs, including long-term equity incentive compensation programs. Based on the data and input from Towers Perrin, the Committee structured and approved the employment agreements for the Named Executive Officers in May 2007, which agreements generally provide for a two year term. The compensation structure set forth in these employment agreements has not changed, except that during fiscal year 2009 Messrs. Franklin, Ashken and Lillie have voluntarily agreed to be paid 7.5% less than their contractual base salary, and the Company’s other executive officers, including Messrs. Sansone and Capps, have voluntarily agreed to accept a 5% pay decrease during fiscal year 2009 from the base rate of pay in effect for each of them as of December 31, 2008. See “Employment Agreements,” below. The Committee believes that the terms of these employment agreements are still reasonable and appropriate.

The Elements of the Company’s Compensation Program

For the fiscal year ended December 31, 2008, the components of compensation for Named Executive Officers were:

•	cash consideration;

•	equity-based consideration; and

•	perquisites and other personal and additional benefits.

Additional details on each element of our compensation program are outlined below.

Cash Compensation

For 2008, base salaries and target performance incentive compensation participation rates (percentage of base salary) for the Company’s Chairman and CEO, Vice Chairman and Chief Financial Officer (“CFO”), President and Chief Operating Officer (“COO”), Senior Vice President, General Counsel and Secretary, and Senior Vice President and Chief Accounting Officer were established pursuant to their respective employment agreements (described below under the heading “Employment Agreements”), while target performance incentive compensation participation rates (percentage of base salary) for the Company’s other executive officers were fixed by their respective employment agreement or by the Committee. Target incentive participation rates are established and reviewed based upon factors such as the Company’s performance and growth, achievement of specific financial goals and creation of stockholder value, a subjective determination of the executive’s past performance and expected future contributions to the Company, and aggregate compensation of persons holding similar positions with comparable companies.

For 2008, target incentive participation rates were 50% for the Chairman and CEO, the Vice Chairman and CFO, the President and COO, the Senior Vice President, General Counsel and Secretary and the Senior Vice President and Chief Accounting Officer. Payments of incentive compensation for 2008 could have ranged from 0 to 200% of target bonus opportunity and were based on a goal for corporate performance as measured by as-adjusted earnings per share (“EPS”). EPS serves as a balanced indicator of sustained stockholder value. Therefore, the evaluation of executive performance based on this measure provides an incentive for individual executives to perform in the best interests of stockholders. The Committee establishes in advance any general types of adjustments it would make to EPS to determine such incentive compensation rates, and are set forth below. Reported earnings per share as disclosed in the Company’s Form 10-K would not take into account the adjustments as set forth below.

The table below sets forth the performance goals established by the Committee for the Named Executive Officers under the Amended and Restated 2003 Stock Incentive Plan, as amended.

Performance Goal	EPS	Payout
Target EPS	$2.84	100% of target participation rate
Maximum EPS	$3.14	200% of target participation rate

In determining the 2008 results for incentive compensation purposes, the Committee included in EPS adjustments for:

•	reorganization and acquisition-related integration costs;

•	impairment charge to goodwill and other intangible assets;

•	certain duplicative administrative costs associated with the ongoing integration activities;

•	amortization of acquired intangible assets; and

•	a tax provision adjustment which reflects the normalization of the as adjusted results to the Company’s 36% effective tax rate.

For 2008, the Company did not meet the performance goals set forth above and the Named Executive Officers did not receive this annual incentive bonus.

In addition to the payment of an annual incentive bonus, the Committee, in its sole discretion, may approve an additional discretionary bonus for certain Named Executive Officers for exceptional performance related to other corporate activity undertaken by the Company in any year. For 2008, the Committee approved discretionary performance-based bonuses for each of Messrs. Franklin, Ashken, Lillie, Sansone and Capps to recognize their contributions to the Company during the year in light of the extraordinary macro-economic conditions. In approving these bonuses, the Committee considered Messrs. Franklin, Ashken, Lillie, Sansone and Capps’ outstanding leadership of the Company during fiscal year 2008 during a period of unprecedented volatility and uncertainty, as evidenced by the successful integration of the K2 Inc. and Pure Fishing, Inc. acquisitions, successfully reaching a business resolution and agreement in principle to settle all issues relating to the bankruptcy of the Company’s lender and administrative agent, an affiliate of Lehman Brothers Inc. and taking strategic actions designed to position the Company to outperform its competitors during this recessionary macroeconomic environment.

Base salary, incentive compensation and the amount of discretionary bonus (total cash compensation) earned in 2008 by the Named Executive Officers are reflected in the “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table set forth below.

Equity-Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with returns realized by the stockholders. In 2008, the Company maintained the Amended and Restated 2003 Stock Incentive Plan, as amended, to incentivize executive officers and other key employees.

The Amended and Restated 2003 Stock Incentive Plan, as amended, is designed to give the Board of Directors discretion and flexibility in designing incentive compensation packages to align the goals of management with those of our stockholders and to motivate executive officers and key employees to improve the operations of the Company, thereby maximizing stockholder value. Pursuant to this plan, the Board of Directors may issue to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries incentive stock options, nonqualified stock options, restricted stock and cash bonuses. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards are determined by the Committee subject to the provisions of the Amended and Restated 2003 Stock Incentive Plan, as amended.

The Committee generally makes awards based upon the employee’s position within the Company, scope of responsibility, ability to affect profits and stockholder value and a subjective review of the employee’s historic and recent performance. All awards to executive officers are within the discretion of the Committee subject to the terms of the Amended and Restated 2003 Stock Incentive Plan, as amended.

Since 2005, our equity-based compensation program for executive officers has primarily focused on grants of performance-based restricted stock awards, although stock options were utilized within the program during 2008. This strategy was implemented to balance the Committee’s interest in (i) focusing executive officers on long-term metrics that create sustained shareholder value, (ii) more efficiently aligning long-term incentive costs with perceived value, (iii) attracting and retaining talent and (iv) remaining competitive with market changes and compensation practices.

Vesting of restricted stock awards is typically based on our results during a given performance period as measured by EPS, Segment Earnings and/or the increase in the price of our Common Stock. These metrics were chosen because of their relevance to our corporate strategy and objectives for the respective performance periods at the time of grant, the ability of executive officers to impact achievement of the performance goals, and our belief that achieving or exceeding these goals should result in sustained increases to shareholder value over the longer-term.

We may from time to time grant supplemental time or performance vesting restricted stock grants to executive officers. These grants are typically made to attract new executives or as a retention device for current executives. Such awards typically vest over three or four years.

In 2008, based on the limited number of shares of restricted stock available for grant under the Amended and Restated 2003 Stock Incentive Plan, as amended, we granted certain executive officers stock options vesting over three years in lieu of restricted stock awards. Messrs. Franklin, Ashken and Lillie did not receive equity grants in 2008.

We consider several factors when establishing the size of equity-based compensation grants to executive officers, including long-term incentive compensation awarded within comparator groups, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year and the executive’s expected contribution to our long-term performance. We also consider the expected shareholder dilution and accounting cost attributable to our long-term incentive programs in establishing the total number of shares of Common Stock we make available through stock-based awards.

It has been our practice, but not a firm policy, to grant stock-based awards to management, including executive officers, on an annual basis. Award levels and grant dates are approved by the Committee, and grants are made on or following the date of the Committee’s approval. The Committee will also approve any equity- based grants in connection with the hiring or promotion of an executive officer.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

The Company’s 401(k) plan provides for a Company matching contribution equal to employee contribution up to 4% of the value of the individual employee’s base salary and further limited by Internal Revenue Services guidelines. For fiscal year 2009, the Company has changed the 4% matching contribution to a discretionary, rather than mandatory, match.

The Company provides Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The Committee at least annually reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

Certain Named Executive Officers are provided use of company financial or tax planning assistance, while all receive payment of life insurance and long-term disability premiums, and company matching contributions to the executive’s 401(k) plan. In addition, the Chairman and CEO of the Company, for security purposes, is required to use private corporate aircraft for all personal and business-related air travel unless a private aircraft is not reasonably available. If a private aircraft is not reasonably available, he shall be entitled to first class air travel for business related travel. The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Accounting and Tax Considerations

The Committee generally seeks to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent deemed practicable, with respect to options and annual and long-term incentive programs in order to avoid losing the deduction for non-performance based compensation in excess of $1 million paid to one or more of the Named Executive Officers. The Committee has generally structured the Company’s compensation plans to include performance metrics with the objective that amounts paid under those plans and arrangements are tax deductible, including by having those plans approved by the Company’s Stockholders. However, the Company has and may in the future determine to award compensation or modify compensation in a manner that does not meet the requirements of Section 162(m) of the Code when it deems it appropriate to achieve its compensation and other objectives or in the best interest of the Company.

We provide Messrs. Franklin, Ashken and Lillie with change of control provisions pursuant to their amended and restated employment agreements. Such agreements provide for tax protection in the form of a gross up payment to reimburse the executive for any excise tax under Section 4999 of the Code as well as any additional income and employment taxes resulting from such reimbursement. Section 4999 of the Code imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Section 280G of the Code disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change of control. A payment as a result of a change of control must exceed 3 times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to our executives who are displaced in the event of a change of control. We believe the provision of tax protection for excess parachute payments for Messrs. Franklin, Ashken and Lillie is consistent with market practice, is a valuable executive talent retention incentive, and is consistent with the objectives of our overall executive compensation program.

Policy on Stock Trading and Hedging

Executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the company’s securities. This prohibition includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and other hedging transactions designed to minimize an executive’s risk inherent in owning our stock, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Post-Employment and Other Events

Retirement, death, disability and change-in-control events trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried members. Such compensation is payable pursuant to separately negotiated employment arrangements between such Named Executive Officers and the Company. Such compensation is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.”

Role of Executive Officers in Compensation Decisions

The Committee determines the total compensation of our CEO and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Generally, our CEO makes recommendations to the Committee as it relates to the compensation of the other executive officers. In addition, our executive officers, including our CEO, CFO and Senior Vice President of Human Resources and Corporate Risk, provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for other key employees. These proposals may be made on the initiative of the executive officers or upon the request of the Committee. In addition, our internal human resources personnel have met with the Committee to present topical issues for discussion and education as well as specific recommendations for review. Certain executive officers, including the Chairman and CEO and the Vice Chairman and CFO attend a portion of most regularly scheduled Committee meetings, excluding executive sessions. The Committee may also obtain input from our legal, finance and tax functions, as appropriate, as well as one or more executive compensation-consulting firms regarding matters under consideration. The Committee has delegated to management certain responsibilities related to employee benefit matters. The Committee has formed two management committees that (i) oversee the investment of retirement plan assets and savings plan investment funds and (ii) administer benefit plans for employees. These committees are made up of the Company’s employees and report to the Committee periodically.

Summary

The Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the long-term market value of our Common Stock. The tables in this Executive Compensation section reflect the compensation structure established by the Committee.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company’s chief executive officer and four other executive officers of the Company whose annual salary and bonus during fiscal 2008 exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($) (3)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($) (4)	Total ($)
Martin E. Franklin (5)	2008	$1,998,750	$1,499,688		$—	$—	$—	$—	$481,013	$3,979,451
Chairman and Chief	2007	1,950,000	2,888,400		15,600,900	$—	1,872,000	—	546,076	22,857,376
Executive Officer	2006	1,876,800	938,400		—	—	1,876,800	—	299,248	4,991,248

Ian G.H. Ashken (6)	2008	922,500	705,625		—	—	—	—	307,756	1,935,881
Vice Chairman and	2007	900,000	1,333,500		6,443,850	—	864,000	—	240,202	9,781,552
Chief Financial Officer	2006	867,000	433,500		—	—	867,000	—	106,332	2,273,832

James E. Lillie (7)	2008	650,875	792,519	(10)	—	—	—	—	33,088	1,476,482
President and Chief	2007	635,000	300,000		2,713,200	257,497	609,000	—	27,650	4,542,347
Operating Officer	2006	612,000	—		—	394,277	612,000	—	14,625	1,632,902

Richard T. Sansone (8)	2008	360,000	140,000		—	52,083	—	—	2,553	554,636
Senior Vice President	2007	340,000	—		857,555	—	261,120	—	1,810	1,460,485
and Chief Accounting Officer	2006	300,000	—		210,811	—	240,000	—	1,604	752,415

John E. Capps (9)	2008	358,750	139,688		—	52,083	—	—	11,578	562,099
Senior Vice President, general Counsel and Secretary	2007	331,538	—		755,169	75,434	298,338	—	10,722	1,471,201

(1)	The amounts shown in the Bonus column include discretionary based bonuses, but exclude performance based bonuses paid under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended.

(2)	Represents the dollar amounts recognized for financial statement reporting purposes for the applicable year in accordance with FAS 123(R) for: (i) awards made during the applicable year and (ii) awards made in prior years but for which we recognized compensation cost during the applicable year. For discussions of the relevant assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the SEC on February 23, 2009; Note 13 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC on February 25, 2008; and Note 13 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the SEC on February 20, 2007. The Stock Awards compensation amounts for 2007 reflect shares valued between $24.76 per share and $39.93 per share.

(3)	The performance based bonuses listed for 2007 were earned in 2007 and paid to the Named Executive Officers in February of 2008, under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended. The performance based bonuses listed for 2006 were earned in 2006 and paid to the Named Executive Officers in February of 2007, under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended.

(4)	The amounts shown in the “All Other Compensation” column for 2008 are comprised as follows:

Mr. Franklin—Company-provided life insurance and long-term disability premiums, $2,958; imputed taxable income on individual life and disability policies, $107,307; the Company’s match and additional contribution on the employee’s 401(k) contribution, $9,200; personal use of the Company aircraft to which Mr. Franklin is entitled under his employment agreement, valued at the incremental cost of such use to the Company, $327,191; financial consulting fees paid by the Company, $15,000; and health costs not covered under a Company provided health insurance policy, $19,357. We valued the incremental cost of the aircraft using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing, parking and handling fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

Mr. Ashken—Company-provided life insurance and long-term disability premiums, $2,958; personal use of the Company aircraft, valued at the incremental cost of such use to the Company in excess of amounts pre-paid by Mr. Ashken for such use pursuant to the terms of his employment agreement, $194,697; imputed taxable income on individual life and disability policies, $93,956; the Company’s match and additional contribution on the employee’s 401(k) contribution, $9,113; and financial consulting fees paid by the Company, $7,032. We valued the incremental cost of the aircraft using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing, parking and handling fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

Mr. Lillie—Company-provided life insurance and long-term disability premiums, $2,958; imputed taxable income on individual life and disability policies, $21,118; and the Company’s match and additional contribution on the employee’s 401(k) contribution, $9,012.

Mr. Sansone—Company-provided life insurance and long-term disability premiums, $2,353.

Mr. Capps—Company-provided life insurance and long-term disability premiums, $2,378; and the Company’s match and additional contribution on the employee’s 401(k) contribution, $9,200.

(5)	Mr. Franklin was appointed Chairman and Chief Executive Officer in September 2001. Effective January 1, 2002, the Company entered into an employment agreement with Mr. Franklin. This agreement was amended and restated effective October 1, 2003. This agreement was further amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and amended in January and March 2009. See “Employment Agreements,” below.

(6)	Mr. Ashken was appointed Vice Chairman, Chief Financial Officer and Secretary in September 2001. Effective as of February 15, 2007, Mr. Ashken is no longer Secretary of the Company. Effective January 1, 2002, the Company entered into an employment agreement with Mr. Ashken. This agreement was amended and restated effective October 1, 2003. This agreement was further amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and amended in January 2009. See “Employment Agreements,” below.

(7)	Mr. Lillie joined the Company as Chief Operating Officer in August 2003 and assumed the additional title and responsibilities of President effective January 2004. The Company entered into an employment agreement with Mr. Lillie effective August 4, 2003. This agreement was amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and amended in January and March 2009. See “Employment Agreements,” below.

(8)	Mr. Sansone was appointed Senior Vice President and Chief Accounting Officer of the Company in July 2006. The Company entered into an employment agreement with Mr. Sansone effective May 24, 2007. This agreement was amended in November 2007. See “Employment Agreements,” below.

(9)	Mr. Capps was appointed Senior Vice President, General Counsel and Secretary in February 2007. The Company entered into an employment agreement with Mr. Capps effective May 24, 2007. This agreement was amended in November 2007. See “Employment Agreements,” below. Compensation is not reported for Mr. Capps for 2006 because he was not a Named Executive Officer for such year.

(10)	Includes a payment of a $304,800 discretionary bonus for performance in 2007, but paid to Mr. Lillie in 2008.

Grants of Plan-Based Awards

The following table contains certain information regarding grants of plan-based awards in fiscal year 2008 to each of the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Martin E. Franklin		0	999,375	1,998,750	—	—	—	—	—	—	—
Ian G.H. Ashken		0	461,250	922,500	—	—	—	—	—	—	—
James E. Lillie		0	325,438	650,875	—	—	—	—	—	—	—
Richard T. Sansone	07/24/08	0	180,000	360,000	—	—	—	—	50,000	$21.05	$375,000
John E. Capps	07/24/08	0	179,375	358,750	—	—	—	—	50,000	$21.05	$375,000

(1)	These columns reflect threshold, target and maximum payout levels under our Amended and Restated 2003 Stock Incentive Plan, as amended, for 2008 performance. The actual amount earned by each Named Executive Officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information about our Amended and Restated 2003 Stock Incentive Plan, as amended, is included in the Compensation Discussion Analysis section of this proxy statement.

(2)	For 2008, the Company did not meet its performance goals and the Named Executive Officers did not receive their annual incentive bonus.

(3)	Grants were issued from the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin E. Franklin	893,997	—	—	$8.60	07/02/2012	—	—	230,000	5,430,300
	231,003	—	—	8.60	07/02/2012	—	—	—	—

Ian G.H. Ashken	276,003	—	—	8.60	07/02/2012	—	—	95,000	2,242,950
	61,497	—	—	8.60	07/02/2012	—	—	—	—

James E. Lillie	225,000	—	—	12.67	08/08/2013	—	—	40,000	944,400
	37,500	—	—	18.89	01/02/2014	—	—	—	—

Richard T. Sansone	—	50,000	—	21.05	07/24/2015	—	—	—	—

John E. Capps	6,207	—	—	29.46	05/04/2012	—	—	—	—
	5,043	—	—	29.46	05/04/2012	—	—	—	—
	—	50,000	—	21.05	07/24/2015	—	—	—	—

(1)	The options granted vest and become exercisable in equal installments over a three year period, commencing on the date of grant.

(2)	Mr. Franklin: The restrictions lapse on Mr. Franklin’s restricted shares on the date that the average closing price on the NYSE (or such other national securities exchange on which the common stock may then be traded) for any period of five consecutive trading days equals or exceeds $48.70 per share.

Mr. Ashken: The restrictions lapse on Mr. Ashken’s restricted shares on the date that the average closing price on the NYSE (or such other national securities exchange on which the common stock may then be traded) for any period of five consecutive trading days equals or exceeds $48.70 per share.

Mr. Lillie: The restrictions lapse on Mr. Lillie’s restricted shares on the date that the average closing price on the NYSE (or such other national securities exchange on which the common stock may then be traded) for any period of five consecutive trading days equals or exceeds $48.70 per share.

Option Exercises and Stock Vested During Fiscal 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin E. Franklin	—	—	—	—
Ian G.H. Ashken	—	—	—	—
James E. Lillie	—	—	—	—
Richard T. Sansone	—	—	—	—
John E. Capps	—	—	—	—

Pension Benefits – Fiscal 2008

Our Named Executive Officers received no benefits in fiscal 2008 from the Company under defined pension or defined contribution plans other than our tax-qualified 401(K) plan.

Non-Qualified Deferred Compensation

Our Named Executive Officers received no benefits in fiscal 2008 from the Company under non-qualified deferred compensation plans other than our tax-qualified 401(K) Plan.

Compensation Committee Report

The Company’s Compensation Committee of the Board (the “Compensation Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Respectfully submitted.	Compensation Committee
Robert L. Wood, Chairman
Irwin D. Simon, Vice Chairman
René-Pierre Azria
Michael S. Gross

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference in to any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Compensation Committee by reference therein.

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, the Compensation Committee was comprised of Messrs. Molen (Chairman), Simon (Vice Chairman), Azria and Gross.

No member of the Compensation Committee during 2008 was an officer, employee or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.

Employment Agreements

Martin E. Franklin, Ian G.H. Ashken and James E. Lillie

The Company’s amended and restated employment agreement with Martin E. Franklin, dated as of May 24, 2007, as amended, provides for his employment as Chairman and Chief Executive Officer of the Company through December 31, 2009, subject to certain termination rights and renewal provisions. Mr. Franklin’s employment agreement provides that he will receive an annual base salary of at least $1,950,000, subject to an annual increase at least equal to the change in Consumer Price Index, although for fiscal year 2009, Mr. Franklin volunteered to be paid 7.5% less than his contractual base salary. In addition, Mr. Franklin is entitled to receive an operating bonus of up to 50% of base compensation each year for achieving the Company’s earnings per share budget or up to 100% of base compensation each year for achieving 110% of the Company’s earnings per share budget in each case based on the annual budget approved by the Board of Directors. For a description of the performance targets established by the Board of Directors for 2008, see the “Compensation Discussion and Analysis” section above. In addition, Mr. Franklin is eligible for a performance-based discretionary bonus related to other corporate activity undertaken by the Company of up to 100% of base compensation each year, at the discretion of the Board or Compensation Committee. Pursuant to Mr. Franklin’s employment agreement, Mr. Franklin shall be entitled to receive an annual grant of 230,000 shares of restricted stock pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended, with the vesting restrictions and terms set forth below. The grant for 2008 was accelerated and vested early pursuant to the equity vesting lock-up and amendment agreement, dated November 7, 2007, discussed below. On January 13, 2009, the grant for 2009 was awarded and Mr. Franklin received 160,000 shares of restricted stock because the Company did not have sufficient shares pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended, to grant the number of shares of restricted stock required to be granted to Mr. Franklin in 2009. In lieu of the additional 70,000 shares of restricted stock to be granted to Mr. Franklin, the Company has agreed to award to Mr. Franklin a cash payment in an amount equal to the value of the shares of restricted stock not issued to him, as further set forth in the restricted stock and amendment agreement dated January 13, 2009, and amended on March 27, 2009. Mr. Franklin’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Franklin’s employment agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses and, for security purposes, use of private aircraft transportation for all travel, at the Company’s expense. The Company shall also bear expenses for Mr. Franklin’s personal use of private aircraft transportation that does not exceed 75 hours in any calendar year. In addition, the agreement requires the Company to provide Mr. Franklin with $10 million of life insurance. Mr. Franklin shall also be entitled to, if for any reason Mr. Franklin shall not be covered by a health insurance policy of the Company, an annual medical, dental, vision care and other health care allowance of up to $30,000 for unreimbursed expense incurred by Mr. Franklin or any of his immediate family members.

The Company’s amended and restated employment agreement with Ian G.H. Ashken, dated as of May 24, 2007, as amended, provides for his employment as Vice Chairman and Chief Financial Officer of the Company through December 31, 2009, subject to certain termination rights and renewal provisions. Mr. Ashken’s employment agreement provides that he will receive an annual base salary of $900,000, subject to an annual increase at least equal to the change in Consumer Price Index, although for fiscal year 2009, Mr. Ashken volunteered to be paid 7.5% less than his contractual base salary. In addition, Mr. Ashken is entitled to receive an operating bonus of up to 50% of base compensation each year for achieving the Company’s earnings per share budget or up to 100% of base compensation each year for achieving 110% of the Company’s earnings per share budget in each case based on the annual budget approved by the Board of Directors. For a description of the performance targets established by the Board of Directors for 2008, see the “Compensation Discussion and Analysis” section above. In addition, Mr. Ashken is eligible for a performance-based discretionary bonus related to other corporate activity undertaken by the Company of up to 100% of base compensation each year, at the discretion of the Board or Compensation Committee. Pursuant to Mr. Ashken’s employment agreement, Mr. Ashken shall be entitled to receive an annual grant of 95,000 shares of restricted stock pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended, with the vesting restrictions and terms set forth below. The grant for 2008 was accelerated and vested early pursuant to the equity vesting lock-up and amendment agreement, dated November 7, 2007, discussed below. On January 13, 2009, the grant for 2009 was awarded and Mr. Ashken received 95,000 shares of restricted stock. Mr. Ashken’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Ashken’s employment agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses and use of any airplanes that the Company owns or is entitled to use at the actual (if determinable) or estimated direct cost of such use. In addition, the agreement requires the Company to provide Mr. Ashken with $6 million of life insurance.

Each of Messrs. Franklin’s and Ashken’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers) effective during the term of his employment and during the greater of (i) a period of three years after any termination of Mr. Franklin’s or Mr. Ashken’s employment or (ii) any period thereafter during which Mr. Franklin or Mr. Ashken continues to receive benefits under the employment agreement, other than in cases of a termination by the Company without cause, by Mr. Franklin or Mr. Ashken with good reason, or if Mr. Franklin’s or Mr. Ashken’s employment is not renewed. For a description of any amount to be received by Messrs. Franklin and Ashken in the event their employment is terminated or due to a change of control of the Company, see the Section titled “Potential Payments on Termination or Change of Control.”

The Company’s amended and restated employment agreement with James E. Lillie, dated as of May 24, 2007, as amended, provides for his employment as President and Chief Operating Officer of the Company through December 31, 2009, subject to certain termination rights and renewal provisions. Mr. Lillie’s employment agreement provides that he will receive an annual base salary of $635,000 per year, subject to an annual increase at least equal to the change in the Consumer Price Index, although for fiscal year 2009, Mr. Lillie volunteered to be paid 7.5% less than his contractual base salary. In addition, Mr. Lillie is entitled to receive an operating bonus of up to 50% of base compensation each year the Company achieves certain specified performance objectives approved by the Board of Directors and up to 100% of base compensation each year the Company achieves such performance objectives 10% higher than approved by the Board of Directors. For a description of the performance targets established by the Board of Directors for 2008, see the “Compensation Discussion and Analysis” section above. In addition, Mr. Lillie is eligible for a performance-based discretionary bonus related to other corporate activity undertaken by the Company of up to 50% of base compensation each year, at the discretion of the Board or Compensation Committee. Pursuant to Mr. Lillie’s employment agreement, Mr. Lillie shall be entitled to receive an annual grant of 40,000 shares of restricted stock pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended, with the vesting restrictions and terms set forth below. The grant for 2008 was accelerated and vested early pursuant to the equity vesting lock-up and amendment agreement, dated November 7, 2007, discussed below. On January 13, 2009, the grant for 2009 was awarded and Mr. Lillie received 30,000 shares of restricted stock because the Company did not have sufficient shares pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended to grant the number of shares of restricted stock required to be granted to Mr. Lillie in 2009. In lieu of the additional 10,000 shares of restricted stock to be granted to Mr. Lillie, the Company has agreed to award to Mr. Lillie a cash payment in an amount equal to the value of the shares of restricted stock not issued to him, as further set forth in the restricted stock and amendment agreement dated January 13, 2009, and amended on March 27, 2009. Mr. Lillie will receive a prescribed severance pay amount if he is terminated without cause or suffers a specified disability. Mr. Lillie’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. In addition, the employment agreement requires the Company to provide Mr. Lillie with $1 million of life insurance. Mr. Lillie’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers)

effective during the term of his employment and continuing for a period of 12 months after the expiration or termination of Mr. Lillie’s employment. For a description of any amount to be received by Mr. Lillie in the event his employment is terminated or due to a change of control of the Company, see the Section titled “Potential Payments on Termination or Change of Control.”

On November 7, 2007, the Company entered into an equity vesting lock-up and amendment agreement with each of Messrs. Franklin, Ashken and Lillie amending their respective employment agreements in which the Company agreed to: (i) grant and accelerate the vesting of 230,000 shares of restricted stock that would have been granted to Mr. Franklin on May 1, 2008 pursuant to his employment agreement; (ii) grant and accelerate the vesting of 95,000 shares of restricted stock that would have been granted to Mr. Ashken on May 1, 2008 pursuant to his employment agreement; and (iii) (a) accelerate the vesting of 9,375 options previously granted to Mr. Lillie, and (b) grant and accelerate the vesting of 40,000 shares of restricted stock that would have been granted to Mr. Lillie on May 1, 2008 pursuant to his employment agreement. Pursuant to such equity vesting lock-up and amendment agreements, each of Messrs. Franklin, Ashken and Lillie is prohibited until November 7, 2012, from offering, selling, transferring, contracting to sell, or otherwise disposing of, directly or indirectly, any of such stock without prior written consent of the Company, except as set forth below. Notwithstanding the foregoing, each of Messrs. Franklin, Ashken and Lillie shall generally be entitled to sell up to but no more than 20% of such shares of such stock in any calendar year during the period from January 1, 2008 through December 31, 2012 and as fully set forth in the equity vesting lock-up and amendment agreements. Each of Messrs. Franklin, Ashken and Lillie shall be entitled to sell all of such stock at any time on or after January 1, 2013, subject to applicable law, regulation or stock exchange rule. The foregoing restrictions on transfer shall lapse upon the first to occur of (i) a termination of employment with the Company, (ii) a change of control of the Company and/or (iii) a tender for all of the Company’s issued and outstanding shares of common stock. As an inducement for the Company to accelerate the granting and/or vesting of any of such stock, and notwithstanding anything to the contrary contained in any employment agreement or any policy of the Company or any subsidiary or affiliate thereof that would otherwise be applicable, in the event that the employment of any of Messrs. Franklin, Ashken or Lillie is terminated prior to November 7, 2009 other than (i) by reason of his death or disability or (ii) after a change of control of the Company, (a) in the case of either of Messrs. Franklin or Ashken, each of them will be entitled to receive only one third (1/3) of the amount of any Severance Benefits (as defined in his employment agreement with the Company) to which he would otherwise be entitled pursuant to his employment agreement with the Company, and he shall not receive or be eligible to receive, and will not seek, any additional payment of Severance Benefits, or any other payment in lieu of the foregoing, from the Company or any subsidiary or affiliate to which he would otherwise be entitled pursuant to his employment agreement or otherwise; and (b) in the case of Mr. Lillie, he will not receive or be eligible to receive, and will not seek, any payment of severance pay (including any post-termination payment(s) based on salary or bonus), or any other payment in lieu of the foregoing, from the Company or any subsidiary or affiliate to which any of them would otherwise be entitled pursuant to his employment agreement or otherwise, except 401(k) balances, if any, to which any of them would be entitled pursuant to the applicable 401(k) plan.

Each of Messrs. Franklin’s, Ashken’s and Lillie’s employment agreements provides that the restrictions on any remaining awards of restricted stock granted to Messrs. Franklin, Ashken and Lillie will lapse based on achievement of a target appreciation in the stock price of the common stock of the Company set by the Compensation Committee at the time of the grant as follows: (i) the vesting target shall be achieved on the date that the average closing price of the Company’s Common Stock for any five consecutive trading days equals or exceeds a price representing an increase over the closing price on the last trading day of the prior calendar year at least equal to the target stock price appreciation percentage set by the Compensation Committee of the Company’s Board of Directors (up to certain maximums set forth in the respective employment agreements), or (ii) the date there is a change of control (as defined in the respective employment agreements) of the Company prior to achievement of the vesting targets for each annual grant. Upon satisfaction of the conditions and the lapsing of the restrictions on each grant of restricted stock, the executive shall be entitled to sell only 20% (but not more than 20%) of such vested shares in any calendar year ending prior to January 1, 2012, provided that executive shall be entitled to sell all such vested shares at any time on or after January 2012. The foregoing 20% limitation shall lapse upon a change of control of the Company.

Each of Messrs. Franklin’s, Ashken’s and Lillie’s employment agreements provides that if it shall be determined that any payment, distribution or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of exercisability of any stock option) to Messrs. Franklin, Ashken or Lillie or for any of their respective benefits (whether paid or payable or distributed or distributable) pursuant to the terms of their respective employment agreements or otherwise (a “Payment”) would be subject, in whole or in part, to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Messrs. Franklin, Ashken or Lillie shall be entitled to receive from the Company an additional payment (the “Gross-Up Payment”) in an amount such that the net amount of the Payment and the Gross-Up Payment retained by Mr. Franklin, Mr. Ashken or Mr. Lillie after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the Payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment and taking into account any lost or reduced tax deductions on account of the Gross-Up Payment, shall be equal to the Payment.

John E. Capps and Richard T. Sansone

The Company’s employment agreement with John E. Capps, dated as of May 24, 2007, as amended, provides for an initial two-year term subject to successive one-year renewal terms, such renewal terms to be automatic unless either party gives prior written notice of non-renewal. Under the employment agreement, Mr. Capps currently receives an annual base salary of $358,750, as well as a bonus package based on the Company’s performance. Mr. Capps voluntarily agreed to accept a 5% pay decrease during fiscal year 2009 from the base rate of pay in effect for Mr. Capps as of December 31, 2008. Mr. Capps’ employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time.

The Company’s employment agreement with Richard T. Sansone, dated as of May 24, 2007, as amended, provides for an initial two-year term subject to successive one-year renewal terms, such renewal terms to be automatic unless either party gives prior written notice of non-renewal. Under the employment agreement, Mr. Sansone currently receives an annual base salary of $360,000, as well as a bonus package based on the Company’s performance. Mr. Sansone voluntarily agreed to accept a 5% pay decrease during fiscal year 2009 from the base rate of pay in effect for Mr. Sansone as of December 31, 2008. Mr. Sansone’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time.

Each of Messrs. Capps’ and Sansone’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers) effective during the term of his employment and continuing for a period of 12 months after the expiration or termination of Messrs. Capps’ or Sansone’s employment, respectively. For a description of any amount to be received by each of Messrs. Capps and Sansone in the event their respective employment is terminated or due to a change of control of the Company, see the Section titled “Potential Payments on Termination or Change of Control.”

On November 7, 2007, the Company entered into an equity vesting lock-up and amendment agreement with each of Messrs. Capps and Sansone amending their respective employment agreements in which the Company agreed to: (i) (a) accelerate the vesting of 5,624 options previously granted to Mr. Capps, and (b) accelerate the vesting of 25,875 shares of restricted stock previously granted to Mr. Capps; and (ii) accelerate the vesting of 29,000 shares of restricted stock previously granted to Mr. Sansone. Pursuant to such equity vesting lock-up and amendment agreements, each of Messrs. Capps and Sansone, is prohibited until November 7, 2012, from offering, selling, transferring, contracting to sell, or otherwise disposing of, directly or indirectly, any of such stock without prior written consent of the Company, except as set forth below. Notwithstanding the foregoing, each of Messrs. Capps and Sansone shall generally be entitled to sell up to but no more than 20% of such shares of such stock in any calendar year during the period from January 1, 2008 through December 31, 2012 and as fully set forth in the equity vesting lock-up and amendment agreements. Each of Messrs. Capps and Sansone shall be entitled to sell all of such stock at any time on or after January 1, 2013, subject to applicable law, regulation or stock exchange rule. The foregoing restrictions on transfer shall lapse upon the first to occur of (i) a termination of employment with the Company, (ii) a change of control of the Company and/or (iii) a tender for all of the Company’s issued and outstanding shares of Common Stock. As an inducement for the Company to accelerate the granting and/or vesting of any of such stock, and notwithstanding anything to the contrary contained in any employment agreement or any policy of the Company or any subsidiary or affiliate thereof that would otherwise be applicable, in the event that the employment of any of Messrs. Capps and Sansone is terminated prior to November 7, 2009 other than (i) by reason of his death or disability or (ii) after a change of control of the Company, Messrs. Capps and Sansone will not receive or be eligible to receive, and will not seek, any payment of severance pay (including any post-termination payment(s) based on salary or bonus), or any other payment in lieu of the foregoing, from the Company or any subsidiary or affiliate to which any of them would otherwise be entitled pursuant to his employment agreement or otherwise, except for 401(k) balances, if any, to which any of them would be entitled pursuant to the applicable 401(k) plan.

Potential Payments Upon Termination or Change of Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a Named Executive Officer, or our change of control or a change in the Named Executive Officer’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a Named Executive Officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which are available generally to all salaried employees. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA).

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock is the closing market price as of that date is $11.50. The description set forth below provides estimates of the compensation and benefits that would be provided to the Named Executive Officers upon their termination of employment; however, in the event of an executive’s separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Martin E. Franklin and Ian G.H. Ashken: Benefits Payable Upon Early Termination; Change of Control.

If (1) an early termination of the employment period of Mr. Franklin or Mr. Ashken occurs pursuant to (a) a termination on account of executive’s death, (b) a termination due to executive’s Disability (as defined below), (c) a Termination for Cause (as defined below), (d) a Termination Without Cause (as defined below), (e) a Termination for Good Reason (as defined below) or (f) a Termination Not for a Good Reason (as defined below), or (2) following a Change of Control (as defined below) of the Company after which the executive remains employed by the Company or its successor under the terms of his current employment agreement, Mr. Franklin or Mr. Ashken (or, in the event of his death, his respective surviving spouse, if any, or his respective estate) shall be paid the following:

Martin E. Franklin

Payment upon Separation	Death on 12/31/08	Disability on 12/31/08	For Cause Termination on 12/31/08	Termination Without Cause on 12/31/08	Termination for Good Reason on 12/31/08	Termination Not for Good Reason on 12/31/08	Change of Control on 12/31/08 where executive stays employed with the Company	Termination due to a Change of Control on 12/31/08
Earned Salary (1)	$99,938	$99,938	$99,938	$99,938	$99,938	$99,938	$—	$99,938
Severance Benefits (2)	12,072,788	—	—	6,286,238	6,286,238	—	—	17,859,338
Vested Benefits (3)	—	—	—	—	—	—	—	—
Additional Termination Benefits (4)	3,413,153	3,413,153	—	3,413,153	3,413,153	—	10,580,000	11,348,153
Parachute Tax Gross-Up Payment	—	—	—	—	—	—	—	—

(1)	Earned Salary means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends.

(2)	Severance Benefits means an amount equal to (A) three times (two times in the case of termination due to death) executive’s annualized Base Salary in effect on the date of termination, plus (B) three times (two times in the case of termination due to death) the average annual bonus to the executive over the two immediately preceding fiscal years, plus (C) the executive’s accrued annual bonus through the date of termination; provided, however, pursuant to that certain equity vesting lock-up and amendment agreement as described in the section entitled “Employment Agreements”, Mr. Franklin will only be entitled to received one third (1/3) of such Severance Benefits due to a termination without cause or termination for good reason. Assumes a base salary of $1,998,750 and an average annual bonus over the preceding two years to be $3,787,800.

(3)	Vested Benefits means amounts which are vested or which executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by executive of further services or the resolution of a contingency.

(4)	Additional Termination Benefits means:

a.

(A) All of the executive’s benefits accrued under the employee option, pension, retirement, savings and deferred compensation plans of the Company shall become vested in full (other than with respect to the unvested stock options, restricted stock and other equity or equity-based awards which terms are set forth below); provided, however, that to the extent such accelerated vesting of benefits cannot be provided under one or more of such plans consistent with applicable provisions of the Code, such benefits shall be paid to the executive in a lump sum within 10 days after termination of employment outside the applicable plan; and (B) (x) except in the case of a termination of executive’s employment due to executive’s death or Disability, each of the annual restricted stock awards set forth in executive’s employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved, and (y) any and all unvested stock options, restricted stock and other equity or equity-based awards shall immediately vest as of the end of the employment period; and

b.	Executive (and his dependents, if any) will be entitled to continue participation in all of the Company’s medical, dental and vision care plans (the “Health Benefit Plans”), for the period for which the executive could elect COBRA continuation coverage under the Health Benefit Plans as a result of his termination of employment; provided that executive’s participation in the Company’s Health Benefit Plans shall cease on any earlier date that executive (and his dependents, if any) becomes eligible for comparable benefits from a subsequent employer. In addition, except in the case of termination due to death, executive will be entitled to receive a cash payment in a lump sum within 10 days after termination of employment, or, if, on the date of such termination of employment, the executive is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of six (6) months following such termination of employment. The amount of such payment shall be the actuarially determined value of the cost of coverage under the Company’s medical, dental and vision care plans for a period equal to the difference between 36 months and the period for which the executive could elect COBRA continuation coverage under such plans; and

c.	Executive will be entitled to continued personal use of the Company owned or leased aircraft, not to exceed 75 hours in any calendar year, at the Company’s sole cost and expense until the third anniversary of executive’s termination of employment; provided, that, at executive’s option, in lieu of the foregoing use of the aircraft, executive will be entitled to purchase any Company-owned aircraft from the Company within 75 days of executive’s termination of employment at its value for federal income tax purposes as of the time of such termination of employment. Notwithstanding the foregoing, if the executive is a “specified employee” within the meaning of Section 409A of the Code at the time of his termination of employment, the executive may not use the Company’s aircraft during the six-month period beginning on the date of such termination of employment.

The aforementioned calculation assumes that all of Mr. Franklin’s restricted shares (230,000 shares) will automatically vest at a closing market price on December 31, 2008 of $11.50 for a value of $2,645,000. Annual medical and dental insurance premiums are assumed to be $15,151.

Mr. Franklin is entitled to tax gross-up payments following a Change of Control if his payments trigger an excise tax under Section 280G of the Code. However, based on an assumed Change of Control and termination on December 31, 2008, the payments that Mr. Franklin would receive would not trigger a tax gross-up payment.

Ian G.H. Ashken

Payment upon Separation	Death on 12/31/08	Disability on 12/31/08	For Cause Termination on 12/31/08	Termination Without Cause on 12/31/08	Termination for Good Reason on 12/31/08	Termination Not for Good Reason on 12/31/08	Change of Control on 12/31/08 where executive stays employed with the Company	Termination due to a Change of Control on 12/31/08
Earned Salary (1)	$46,125	$46,125	$46,125	$46,125	$46,125	$46,125	$—	$46,125
Severance Benefits (2)	5,573,625	—	—	2,902,125	2,902,125	—	—	8,245,125
Vested Benefits (3)	—	—	—	—	—	—	—	—
Additional Termination Benefits (4)	1,137,953	1,137,953	—	1,137,953	1,137,953	—	4,370,000	4,415,453
Parachute Tax Gross-Up Payment	—	—	—	—	—	—	—	—

(1)	Earned Salary means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends.

(2)	Severance Benefits means an amount equal to (A) three times (two times in the case of termination due to death) executive’s annualized Base Salary in effect on the date of termination, plus (B) three times (two times in the case of termination due to death) the average annual bonus to the executive over the two immediately preceding fiscal years, plus (C) the executive’s accrued annual bonus through the date of termination; provided, however, pursuant to that certain equity vesting lock-up and amendment agreement as described in the section entitled “Employment Agreements”, Mr. Ashken will only be entitled to received one third (1/3) of such Severance Benefits due to a termination without cause or termination for good reason. Assumes a base salary of $992,500 and an average annual bonus over the preceding two years to be $1,749,000.

(3)	Vested Benefits means amounts which are vested or which executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by executive of further services or the resolution of a contingency.

(4)	Additional Termination Benefits means:

a.	(A) All of the executive’s benefits accrued under the employee option, pension, retirement, savings and deferred compensation plans of the Company shall become vested in full (other than with respect to the unvested stock options, restricted stock and other equity or equity-based awards which terms are set forth below); provided, however, that to the extent such accelerated vesting of benefits cannot be provided under one or more of such plans consistent with applicable provisions of the Code, such benefits shall be paid to the executive in a lump sum within 10 days after termination of employment outside the applicable plan; and (B) (x) except in the case of a termination of executive’s employment due to executive’s death or Disability, each of the annual restricted stock awards set forth in executive’s employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved, and (y) any and all unvested stock options, restricted stock and other equity or equity-based awards shall immediately vest as of the end of the employment period; and

b.	Executive (and his dependents, if any) will be entitled to continue participation in all of the Company’s medical, dental and vision care plans (the “Health Benefit Plans”), for the period for which the executive could elect COBRA continuation coverage under the Health Benefit Plans as a result of his termination of employment; provided that executive’s participation in the Company’s Health Benefit Plans shall cease on any earlier date that executive (and his dependents, if any) becomes eligible for comparable benefits from a subsequent employer. In addition, except in the case of termination due to death, executive will be entitled to receive a cash payment in a lump sum within 10 days after termination of employment, or, if, on the date of such termination of employment, the executive is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of six (6) months following such termination of employment. The amount of such payment shall be the actuarially determined value of the cost of coverage under the Company’s medical, dental and vision care plans for a period equal to the difference between 36 months and the period for which the executive could elect COBRA continuation coverage under such plans.

The aforementioned calculation assumes that all of Mr. Ashken’s restricted shares (95,000 shares) will automatically vest at a closing market price on December 31, 2008 of $11.50 for a value of $1,092,500. Annual medical and dental insurance premiums are assumed to be $15,151.

Mr. Ashken is entitled to tax gross-up payments following a change of control if his payments trigger an excise tax under Section 280G of the Code. However, based on an assumed change of control and termination on December 31, 2008, the payments that Mr. Ashken would receive would not trigger a tax gross-up payment.

In connection with the payments set forth above for Messrs. Franklin and Ashken, Earned Salary shall be paid in cash in a single lump sum as soon as practicable following the end of the employment period, but in no event more than 10 days thereafter; provided, that if executive’s termination is in conjunction with a Change of

Control, executive shall be paid his Earned Salary on the earlier to occur of (a) five (5) days after the effective date of executive’s termination and (b) on the date of such Change of Control. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued. Additional Termination Benefits shall be provided or made available at the times specified above as to each such Additional Termination Benefit. Unless otherwise specified, Severance Benefits shall be paid in a single lump sum cash payment as soon as practicable, but in no event later than 10 days after the executive’s termination; provided, that (i) if executive’s termination is in conjunction with a Change of Control, executive shall be paid his Severance Benefits on the earlier to occur of (a) five (5) days after the effective date of executive’s termination and (b) on the date of such Change of Control, and (ii) if executive is a “specified employee” within the meaning of Section 409A of the Code, at the time of his termination of employment, then (1) on the earlier to occur of (x) five (5) days after the effective date of executive’s termination and (y) on the date of such Change of Control, executive shall be paid Severance Benefits in an amount equal to no more than two times the lesser of (A) the sum of the executive’s annualized compensation based upon the annual rate of pay for services provided to the Company for the year preceding the year in which the executive’s employment terminates or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the executive’s employment terminates, and (2) any remaining Severance Benefits shall be paid six (6) months and one (1) day following his termination of employment.

For purposes of the foregoing description of the benefits payable to Messrs. Franklin and Ashken upon early termination or a change of control, the following terms shall have the following meanings:

“Change of Control of the Company” generally means and shall be deemed to have occurred if (i) any person, other than the Company, is or becomes the “beneficial owner” directly or indirectly, of voting securities representing 50 percent or more of the total voting power of all the then-outstanding voting securities; or (ii) the current members of the Board cease to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, provided, that any such transaction in which the holders of outstanding voting securities immediately prior to the transaction receive, with respect to such voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction shall not be deemed a Change of Control if the voting power of each such continuing holder relative to other such continuing holders not substantially altered in such transaction; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Disability” means long-term disability within the meaning of the Company’s long-term disability plan under which executive is covered at the time of determination.

“Termination for Cause” means a termination of executive’s employment by the Company within 30 days after the occurrence of (i) executive’s conviction of a felony or a crime involving moral turpitude, or (ii) executive’s willful and continued failure to perform the material duties of his position (other than as a result of Disability) if such failure continues for a period of 30 days after executive’s receipt of written notice from the Company specifying the exact details of such alleged failure and such alleged failure has had (or is expected to have) a material adverse effect on the business of the Company or its subsidiaries.

“Termination for Good Reason” generally means a termination of executive’s employment by executive following (i) a material diminution in executive’s positions, duties and responsibilities, (ii) the removal of executive from his current position, unless mutually agreed upon, (iii) a material reduction in executive’s Base Salary, (iv) a material breach by the Company of any other provision of the employment agreement or (v) a Change in Control of the Company (but in no event later than six months after such Change of Control).

“Termination Not For Good Reason” means any termination of executive’s employment by executive other than Termination for Good Reason or a termination due to executives Disability or death.

“Termination Without Cause” means any termination of executive’s employment by the Company other than a Termination for Cause or a termination due to executive’s Disability.

Messrs. Franklin and Ashken are subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Messrs. Franklin and Ashken are also subject to confidentiality provisions under the terms of their respective employment agreements.

James E. Lillie, Richard T. Sansone and John E. Capps: Benefits Payable Upon Early Termination; Change of Control.

James E. Lillie

If Mr. Lillie’s employment were to be terminated by the Company without Cause, or upon Disability, he would be provided a lump sum payment equal to (i) twenty-four months’ base salary at the time of termination and (ii) the greater of (x) twenty-four months’ target bonus which Mr. Lillie would have been entitled to receive for achieving budget for the year in which Mr. Lillie’s employment was terminated and (y) the sum of the actual performance bonuses (excluding discretionary bonuses), if any, paid to Mr. Lillie with respect to the two fiscal years immediately preceding the year in which Mr. Lillie’s employment was terminated; provided, however, pursuant to that certain equity vesting lock-up and amendment agreement as described in the section entitled “Employment Agreements,” Mr. Lillie will not be entitled to severance payments due to a termination without cause. Mr. Lillie is also entitled to the continuation of health insurance and other benefits for the period for which Mr. Lillie could elect COBRA continuation coverage under the Company’s health insurance plans as a result of his termination of employment; plus, the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Lillie. In addition, if Mr. Lillie’s employment is terminated by the Company without Cause, each of the annual restricted stock awards set forth in his employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved. Mr. Lillie will also be entitled to receive a cash payment in a lump sum within 10 days after termination of employment, or, if, on the date of such termination of employment, Mr. Lillie is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of 6 months following such termination of employment.

The cash portion of the Severance Amount shall be paid to Mr. Lillie as promptly as practicable after the date of termination and in no event later than 10 days after termination, provided that, if Mr. Lillie is a “specified employee” within the meaning of Section 409A of Code, at the time of his termination of employment, then (1) no later than 10 days after the date of termination, Mr. Lillie shall be paid the cash portion of the severance amount in an amount equal to no more than two times the lesser of (A) the sum of Mr. Lillie’s annualized compensation based upon the annual rate of pay for services provided to the Company for the year preceding the year in which Mr. Lillie’s employment terminates or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Mr. Lillie’s employment terminates, and (2) any remaining severance amount shall be paid 6 months and 1 day following his termination of employment.

Richard T. Sansone

If Mr. Sansone’s employment were to be terminated by the Company without Cause or upon Disability, he would be provided a lump sum payment equal to (i) his annual base salary at the time of termination, plus (ii) one year’s target bonus which Mr. Sansone would be entitled to receive for achieving budget for the year in which his employment was terminated, plus (iii) continuation of medical and dental insurance for one year at the expense of the Company, plus (iv) the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Sansone; provided, however, pursuant to that certain equity vesting lock-up and amendment agreement as described in the section entitled “Employment Agreements,” Mr. Sansone will not be entitled to severance payments due to a termination without Cause. The cash portion of the severance amount shall be paid to Mr. Sansone as promptly as practicable after the date of termination and in no event later than 10 days after termination.

John E. Capps

If Mr. Capps’ employment were to be terminated by the Company without Cause or upon Disability, he would be provided a lump sum payment equal to (i) his annual base salary at the time of termination, plus (ii) one year’s target bonus which Mr. Capps would be entitled to receive for achieving budget for the year in which his employment was terminated, plus (iii) continuation of medical and dental insurance for one year at the expense of the Company, plus (iv) the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Capps; provided, however, pursuant to that certain equity vesting lock-up and amendment agreement as described in the section entitled “Employment Agreements,” Mr. Capps will not be entitled to severance payments due to a termination without Cause. The cash portion of the severance amount shall be paid to Mr. Capps as promptly as practicable after the date of termination and in no event later than 10 days after termination.

The following tables show the potential payments upon termination of Messrs. Lillie, Sansone and Capps, upon the specified events:

James E. Lillie

Payment upon Separation	Termination Without Cause on 12/31/08	Disability on 12/31/08	Change of Control on 12/31/08 without Termination
Severance Amount	$—	$2,523,350	$—
Benefits	30,302	30,302	—
Accelerated Vesting of Restricted Shares (Equity Value)	1,840,000	460,000	1,840,000
Accelerated Vesting of Stock Options (Equity Value)	—	—	—
Parachute Tax Gross-Up Payment	—	—	—

In connection with the receipt of the payments above, Mr. Lillie is required to enter into a mutual release of claims with the Company following the termination of his employment. Mr. Lillie is also subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Mr. Lillie is also subject to confidentiality provisions under the terms of his employment agreement.

Severance payments assume 24 months of annual base salary of $650,875 and an average bonus of $610,800. Benefits assume 24 months of benefits at an annual rate of $15,151 for medical and dental premiums. All of Mr. Lillie’s restricted shares (40,000 shares) would vest at the market closing price on December 31, 2008 of $11.50 for a value of $460,000.

Mr. Lillie is entitled to tax gross-up payments following a change of control if his payments trigger an excise tax under Section 280G of the Code. However, based on an assumed change of control and termination on December 31, 2008, the payments that Mr. Lillie would receive would not trigger a tax gross-up payment.

Mr. Lillie has a change of control provision in his employment agreement solely related to his unvested restricted stock awards. Upon change of control, the restrictions on Mr. Lillie’s restricted shares shall lapse and become fully vested.

For purposes of Mr. Lillie’s employment agreement, “Change of Control of the Company” generally means and shall be deemed to have occurred if (i) any person, other than the Company, is or becomes the “beneficial owner,” directly or indirectly, of voting securities representing 50 percent or more of the total voting power of all the then-outstanding voting securities; or (ii) the current members of the Board cease to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, provided, that any such transaction in which the holders of outstanding voting securities immediately prior to the transaction receive, with respect to such voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction shall not be deemed a Change of Control if the voting power of each such continuing holder relative to other such continuing holders not substantially altered in such transaction; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Richard T. Sansone

Payment upon Separation	Termination Without Cause on 12/31/08	Disability on 12/31/08
Severance Amount	$—	$540,000
Benefits	15,151	15,151
Accelerated Vesting of Restricted Shares (Equity Value)	—	—
Accelerated Vesting of Stock Options (Equity Value)	—	—

Mr. Sansone is subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Mr. Sansone is also subject to confidentiality provisions under the terms of his employment agreement.

Severance payments assume annual base salary of $360,000 and an annual target bonus of $180,000. Benefits assume one year of benefits at an annual rate of $15,151 for medical and dental premiums.

Mr. Sansone’s employment agreement does not contain any payments to him upon a change of control of the Company.

John E. Capps

Payment upon Separation	Termination Without Cause on 12/31/08	Disability on 12/31/08
Severance Amount	$—	$538,125
Benefits	4,667	4,667
Accelerated Vesting of Restricted Shares (Equity Value)	—	—
Accelerated Vesting of Stock Options (Equity Value)	—	—

Mr. Capps is subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Mr. Capps is also subject to confidentiality provisions under the terms of his employment agreement.

Severance payments assume annual base salary of $358,750 and an annual target bonus of $179,375. Benefits assume one year of benefits at an annual rate of $4,667 for medical and dental premiums.

Mr. Capps’ employment agreement does not contain any payments to him upon a change of control of the Company.

Equity Compensation Plan Information

The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2008:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities available for future issuance (excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders:
Amended and Restated 2003 Stock Incentive Plan, as amended	2,230,691	$23.02	645,563
2003 Employee Stock Purchase Plan	Not Applicable	Not Applicable	—
2001 Stock Option Plan, as amended	357,250	$ 8.08	—
1998 Long-Term Equity Incentive Plan, as amended and restated	283,128	$ 8.57	—
1993 Stock Option Plan	893,997	$ 8.60	—
Equity compensation plans not approved by security holders:
None	Not Applicable	Not Applicable	Not Applicable

Total	3,765,066	$17.09	645,563

(1)	The number of securities available for future issuance under the Amended and Restated 2003 Stock Incentive Plan, as amended, consists of 296,601 restricted shares and 348,962 options at December 31, 2008.

For a description of the equity compensation plans above, see Note 13 of Item 8. Financial Statements and Supplementary Data appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard J. Heckmann and K2 Inc.

In January 2007, K2 Inc. (“K2”), a wholly-owned subsidiary of the Company, entered into an Aircraft Lease Agreement with a corporation 100% owned by Mr. Heckmann. On July 31, 2008, pursuant to the terms of the lease, K2 terminated the lease effective October 30, 2008. Under the terms of the lease, K2 leased a private aircraft indirectly owned by Mr. Heckmann for a monthly lease payment of $30,000. The lease was a net lease and during the term, except as described below, K2 was responsible for all costs associated with the aircraft. During the term of the lease, Mr. Heckmann had the right to use the aircraft for personal use on a flight available basis, provided that Mr. Heckmann paid all variable costs associated with such personal use, including, without limitation, fuel costs, landing fees and equipment insurance. The lease also provided for sharing of scheduled and unscheduled maintenance costs based primarily on usage of the aircraft.

In 2004, each of K2 and Mr. Heckmann acquired a 2.5% interest in Suns Legacy Holdings LLC (“SLH”), an entity that acquired the Phoenix Suns. In 2008, K2 paid a total capital contribution of approximately $304,000 to SLH. In addition, K2 had an advertising and promotions agreement with this entity, among others, pursuant to which K2 made payments of approximately $200,999 in 2008, which such agreement expired by its terms in 2008 and was not subsequently renewed.

Jonathan Franklin

On January 24, 2005, Jonathan Franklin, who is the brother of Martin E. Franklin, our Chairman and Chief Executive Officer, became an employee of the Company. Mr. Franklin serves as Manager, Supply Chain and received total compensation of $159,378 during 2008. In addition, consistent with long-term compensation awarded in 2008 to other employees of the Company (other than Named Executive Officers), Mr. Franklin was granted the right to receive a cash award of $30,000 in 2011 if the Company achieves certain long-term business objectives.

ZuitSports, Inc.

On January 13, 2009, K-2 Corporation (“K-2”), a wholly-owned indirect subsidiary of the Company, acquired substantially all of the assets of ZuitSports, Inc., a manufacturer of high-performance apparel, footwear, wetsuits and accessories for multisport athletes (“ZuitSports”), for $2.2 million in cash at closing, plus the potential for additional contingent earn-out consideration of up to an aggregate of $14.4 million payable in either cash or stock of the Company over the four years following the closing. Martin E. Franklin, Ian G.H. Ashken and James E. Lillie, the Company’s Chairman and Chief Executive Officer, Vice Chairman and Chief Financial Officer and Chief Operating Officer, respectively, were shareholders in ZuitSports, owning approximately 20.4%, 1.4% and 2.7%, respectively. In addition, Mr. Franklin was a director of ZuitSports until the closing of the transaction. Additionally, Messrs. Franklin, Ashken and Lillie were, and continue to be, guarantors of ZuitSports’ senior credit line, a portion of which was paid down with the cash proceeds from the closing and the $4.3 million balance of which is expected to be paid down with proceeds from the earn-out consideration, if any. Messrs. Franklin, Ashken and Lillie currently guarantee 75%, 1.5% and 3.0%, respectively, of the outstanding borrowing under the credit line.

Due to their interests in ZuitSports, Messrs. Franklin, Ashken and Lillie recused themselves from the negotiation of the transaction and any Board discussions regarding the ZuitSports transaction and the Board appointed a special committee comprised entirely of independent directors to evaluate and approve the transaction. The special committee approved the transaction on January 7, 2009, finding that the transaction was negotiated on an arms-length basis and that the terms were fair and in the best interests of the Company and K-2. The special committee determined that because the ZuitSports business rounds out K-2’s seasonal offering of technical sports products, the transaction offered the Company the opportunity for significant growth and synergies within the running, biking and swimming technical footwear and apparel markets. On February 10, 2009, the Company’s Audit Committee reviewed and ratified the transaction, also finding that the terms were fair and reasonable and no less favorable to the Company and K-2 than would be obtained in a comparable arms-length transaction with a third party.

No consideration was distributed by ZuitSports to its shareholders at the closing of the acquisition. If the earn-out consideration were paid in full, Messrs. Franklin, Ashken and Lillie would have their respective guarantees eliminated and could be expected to receive up to approximately $2.9 million, $0.2 million and $0.4 million, respectively, as their portion of their pro rata distributions to shareholders of ZuitSports.

Review, Approval or Ratification of Transactions with Related Persons

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions.

Our Board and Audit Committee in February 2007 adopted written policies and procedures relating to approval or ratification of “interested transactions” with “related parties.” Under such policies and procedures, our Audit Committee is to review the material facts of all interested transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party. If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

Under such policies and procedures, an “interested transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “related party” is any person who is or was since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role an executive officer, director or nominee for election as a director, any greater than 5% beneficial owner of our common stock, or any immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee has reviewed and pre-approved certain types of interested transactions described below and that each of the following transactions shall be deemed pre-approved by the Audit Committee, even if the aggregate amount involved will exceed $120,000. Pre-approved interested transactions include:

•

Employment of executive officers either if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company and the related compensation would be reported in our proxy statement if the executive officer was a “named executive officer” and our Compensation Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues.

•

Any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends).

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

PROPOSAL 2

ADOPTION AND APPROVAL OF THE

JARDEN CORPORATION

2009 STOCK INCENTIVE PLAN

The Jarden Corporation 2009 Stock Incentive Plan (the “2009 Incentive Plan”) was adopted by the Board of Directors on March 20, 2009 and will become effective immediately on the date of its approval by the Stockholders of the Company at the Meeting.

The purpose of the 2009 Incentive Plan is to attract able persons to enter and remain in the employ of the Company and its subsidiaries by providing for or increasing the proprietary interest of such individuals in the Company and to provide a means whereby employees, officers, directors, consultants, independent contractors and advisors of the Company can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these eligible persons.

The following summary of the 2009 Incentive Plan is qualified in its entirety by reference to the text of the 2009 Incentive Plan, which is included as Annex A to this Proxy Statement.

It is the judgment of the Board of Directors that approval of the 2009 Incentive Plan is in the best interests of the Company and our Stockholders.

Summary of the 2009 Incentive Plan

Shares subject to the Plan. The 2009 Incentive Plan authorizes the issuance of up to 7,500,000 shares of our Common Stock upon the exercise of stock options or in connection with the issuance of restricted stock. Shares under the 2009 Incentive Plan that have been (a) reserved for issuance under expired or terminated options, (b) reserved for issuance or issued under a forfeited award or which are repurchased by the Company at the original issue price, (c) reserved for issuance or issued under an award that otherwise terminates without shares being issued, or (d) which are otherwise issuable or issued in respect of, or as part of, any award that are withheld to exercise outstanding options or other awards or to cover expenses or taxes, will be available for issuance. Any shares delivered pursuant to an award under the 2009 Incentive Plan may consist, in whole or in part, of authorized and unissued shares or of issued shares under the 2009 Incentive Plan which have been reacquired by the Company. As of April 1, 2009, the record date for the Meeting, the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange was $13.22.

Certain Award Limits. The 2009 Incentive Plan provides that no employee may be granted more than 1,500,000 shares in any calendar year, except that an employee may be granted awards covering up to an additional 250,000 shares in connection with his or her initial employment with the Company. Cash-based awards granted under the 2009 Incentive Plan during any calendar year to any one individual that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $4,500,000.

Administration and Eligibility. The 2009 Incentive Plan authorizes the granting of stock options, restricted stock and cash incentive awards to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries. The 2009 Incentive Plan provides for its administration by either the Compensation Committee or a committee of two or more outside directors or the Board of Directors (the “Committee”). To the extent not prohibited by law or rules of the New York Stock Exchange, the Committee may delegate some or all of its authority under the 2009 Incentive Plan to one or more administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board of Directors who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). In general, the Committee, in its sole discretion, determines which eligible employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries may participate in the 2009 Incentive Plan and the type, extent and terms of the equity-based awards to be granted to them.

Options. The 2009 Incentive Plan provides for the grant of both incentive stock options (“ISOs”) that qualify under Section 422 of the Code, and non-qualified stock options (“NQSOs”). ISOs may be granted only to our employees or employees of our subsidiaries (including officers and directors who are also employees). NQSOs (and all other awards other than ISOs) may be granted to our and our subsidiaries’ employees, officers, directors, consultants, independent contractors and advisors. The exercise price of ISOs must be at least equal to the fair market value of our Common Stock on the date of grant. The exercise price of ISOs granted to 10% stockholders must be at least equal to 110% of that value. The maximum term of options granted under the 2009 Incentive Plan is ten years. In general, awards granted under the 2009 Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee (unless otherwise determined by the Committee or set forth in the award agreement with respect to awards that are NQSOs). Options granted under the 2009 Incentive Plan generally expire three months after the termination of the optionee’s service to the Company or a parent or subsidiary of the Company, except (i) in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service or (i) in the case of a voluntary termination by the participant, in which the options generally expire one month after the termination of the optionee’s service to the Company or a parent or subsidiary of the Company. Options will generally terminate immediately upon termination for cause. In the event of a “change in control” transaction, outstanding awards may be assumed or substituted by the successor corporation (if any). In the discretion of the Committee, the vesting of such awards may accelerate prior to the consummation of such a transaction and if not exercised prior to the transaction may terminate at such time as the Committee may determine. Except for the assumption or replacement of options by a successor company in connection with certain change-of-control events, options issued under the 2009 Incentive Plan will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted option without prior approval of the Company’s stockholders.

Restricted Stock. The Administrator may make grants of restricted stock for a purchase price in cash, which may be determined to be zero, or other consideration, as the Committee determines, subject to the terms of the 2009 Incentive Plan. The number of shares of Common Stock granted to each grantee will be determined by the Committee. Grants of restricted stock will be made subject to such restrictions and conditions as the Committee may determine in its sole discretion, subject to the terms of the 2009 Incentive Plan, including periods of restriction on transferability and/or attainment of specified performance targets over the forfeiture period.

The performance targets referred to in the preceding paragraph may be established by the Committee, in its discretion, based on one or more of the following measures: (i) net revenue and/or net revenue growth; (ii) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (iii) operating income and/or operating income growth; (iv) net income and/or net income growth; (v) earnings per share and/or earnings per share growth; (vi) total stockholder return and/or total stockholder return growth including an increase in the value of a share of the Company’s Common Stock; (vii) return on equity; (viii) operating cash flow; (ix) economic value added; (x) successful capital raises; (xi) individual confidential business objectives; and (xii) other performance based factors deemed reasonable and appropriate. For participants who are “covered employees” as defined by Section 162(m) of the Code and for those awards that are intended to be exempt from Section 162(m) of the Code only objective performance standards established by the Committee and based upon one or more of the foregoing performance targets (the “162(m) Performance Factors”) will be used.

Cash Awards. The 2009 Incentive Plan authorizes performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The material terms of the annual incentive compensation feature of the 2009 Incentive Plan are as follows:

•	The class of persons covered consists of those executive officers of the Company who are from time to time determined by the Committee to be subject to Section 162(m) of the Code.

•

The targets for annual incentive payments to “covered employees” (as defined in Section 162(m) of the Code) under the 2009 Incentive Plan will consist of one or more of the 162(m) Performance Factors. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•

In administering the incentive program and determining incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Committee will have the flexibility, based on its business judgment, to reduce this amount.

•

The cash incentive compensation feature of the 2009 Incentive Plan does not preclude the Board of Directors or the Committee from approving other incentive compensation arrangements for covered employees.

Section 162(m). Compensation of persons who are “covered employees” of the Company may be subject to the $1,000,000 deduction limit under Section 162(m) of the Code. However, awards that qualify as “performance-based compensation” are exempt from Section 162(m), which would allow the Company the full federal tax deduction otherwise permitted for such compensation. The 2009 Incentive Plan will be intended to enable the Committee to grant awards that will be exempt from the $1,000,000 deduction limit of Section 162(m); however, not all awards may be entitled to the exemption.

Section 409A Compliance. No award will provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of the 2009 Incentive Plan to the contrary, if one or more of the payments or benefits received or to be received by a participant pursuant to an award would cause the participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

Amendment. The Board of Directors has the right to amend, suspend or terminate the 2009 Incentive Plan at any time, provided, however, that the Board of Directors will not, without the approval of the Stockholders, amend the 2009 Incentive Plan to permit repricing or replacement of outstanding options other than as already permitted under the 2009 Incentive Plan or in any manner that pursuant to applicable law or regulation requires stockholder approval.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of awards under the 2009 Incentive Plan based upon current Federal income tax law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Options

The 2009 Incentive Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, any gain recognized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option exercise price, and (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option exercise price results in a capital loss. Capital losses are allowed to offset any capital gains on a dollar-for-dollar basis. However, the maximum deduction for a capital loss in any given year is $3,000. Any capital losses that exceed the $3,000 limit can be carried forward into future years until all of the losses have been deducted.

Non-Qualified Stock Options

A participant who receives a non-qualified stock option under the 2009 Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, upon the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Restricted Stock

A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse. The Company will be entitled to a corresponding deduction at that time. However, the participant may elect under Section 83(b) of the Code to report the current fair market value of restricted shares as ordinary income in the year of the grant of the restricted shares, even though the shares of common stock are subject to forfeiture restrictions. If the participant makes such an election, the Company will receive an immediate tax deduction for such fair market value of the shares in the year of grant, subject to any limitations under Section 162(m).

Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable to a participant during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Cash Awards

A participant will recognize taxable income when the cash awards are actually or constructively received. The Company will then be entitled to a deduction in the same amount at that time, subject to any limitations under Section 162(m).

New Plan Benefits

The grant of awards under the 2009 Incentive Plan is within the discretion of the Committee. We cannot forecast the extent of awards that will be made in the future. Information with respect to compensation paid and other benefits, including options and restricted stock, granted during the 2008 fiscal year to the Chief Executive Officer and the other Named Executive Officers is set forth above.

The Board of Directors unanimously recommends that Stockholders vote “FOR” the adoption and approval of the Jarden Corporation 2009 Stock Incentive Plan.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has audited the financial statements of the Company for the year ended December 31, 2008. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of PricewaterhouseCoopers LLP for the current year ending December 31, 2009. Accordingly, the Board of Directors will recommend at the Meeting that the Stockholders ratify the appointment by Board of Directors of the firm of PricewaterhouseCoopers LLP to audit the financial statements of the Company for the current year ending December 31, 2009. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by Stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by Stockholders of its selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the Stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its Stockholders.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm for fiscal year ended December 31, 2007.

On February 25, 2008, the Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. At the same meeting, the Audit Committee of the Board of Directors of the Company approved the dismissal of E&Y as the Company’s independent registered public accounting firm.

The reports of E&Y on the financial statements of the Company as of and for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2007 and through February 25, 2008, there were: (i) no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years; or (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal year ended December 31, 2007 and through February 25, 2008, the Company did not consult with PwC regarding: (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s consolidated financial statements, and PwC did not provide either a written report or oral advice to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; and (ii) any matter that was the subject of any “disagreement” or “reportable event”.

Fees Paid to E&Y and PwC

The following table sets forth the aggregate fees and expenses billed to the Company for the fiscal year ended December 31, 2008 by PwC and the fiscal year ended December 31, 2007 by E&Y, for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2008 and fiscal year 2007, respectively, and for other services rendered during fiscal year 2008 and fiscal year 2007, respectively, on behalf of the Company and its subsidiaries, as well as out-of-pocket costs incurred in connection with these services, which have been billed to the Company.

Fee Category:	Fiscal 2008	Fiscal 2007
Audit Fees	$6,705,535	$10,218,921
Audit-Related Fees	20,000	1,124,171
Tax Fees	139,112	348,538
All Other Fees	2,577	—

Total Fees	$6,867,224	$11,691,630

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence, accounting consultations in connection with acquisitions and attest services that are not required by statute or regulation.

Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees for professional services related to international tax compliance, assistance with tax audits, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. For the year ended December 31, 2008, in addition to PwC, KPMG LLP, E&Y and Deloitte & Touche, LLP also assisted the Company’s in-house tax department with the Company’s U.S. income tax compliance and other tax services.

All Other Fees: Consist of fees for all other services other than those reported above. The Company did not engage E&Y in this capacity during 2007 and its intent is to minimize services in this category.

The Audit Committee has concluded that the provision of non-audit services listed above by PwC is compatible with maintaining the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to specific budget. In addition, the Chairman of the Audit Committee or any two other members may also pre-approve particular services on a case-by-case basis and the full Board of Directors may approve fees on behalf of the Audit Committee.

All work performed by Company’s independent registered public accounting firms as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee in accordance with the policies and procedures set forth above.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this proxy statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the best judgment of the persons named in the proxy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and any persons who own more than 10% of the Company’s capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, we believe all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2008 fiscal year were timely filed with the SEC and the NYSE with the exception of the following filing being late: René-Pierre Azria who was required to file a Form 4 by June 9, 2008 with respect to the purchase of 600 shares of Common Stock but inadvertently filed the Form 4 late on June 11, 2008.

Annual Report

A copy of the Company’s 2008 Annual Report to Stockholders is being mailed to Stockholders along with this Proxy Statement. Any Stockholder who has not received a copy of the 2008 Annual Report to Stockholders and wishes to do so should contact the Company by mail at the address set forth on the Notice of Annual Meeting or by telephone at (914) 967-9400.

Form 10-K

The Company will furnish, without charge, to each Stockholder as of the Record Date, upon the written request of such Stockholder, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and any amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Stockholders should direct the written request to the Company’s Secretary, at Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580.

Proposals by Stockholders

Stockholder Proposals for Inclusion in the 2010 Proxy Statement.

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2010 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 555 Theodore Fremd Avenue, Rye, New York 10580 by December 10, 2009. The proposal should be sent to the attention of the Secretary of the Company.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2010 Annual Meeting.

Under the Company’s Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate directors or to bring other business before Stockholder meetings. These procedures provide that to nominate a candidate for director and/or an item of business to be introduced at the 2009 Annual Meeting of Stockholders must be delivered to or mailed and received in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2010 Annual Meeting of Stockholders between January 28, 2010 and February 27, 2010; provided, however, that if the 2009 Annual Meeting of Stockholders is not held between April 28, 2009 and June 28, 2009, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

The notice must describe various matters regarding the nominee, including, but not limited to, the name, address, occupation and the number of shares held by such nominee. Copies of the Company’s Bylaws may be obtained free of charge from the Secretary of the Company.

By Order of the Board of Directors

/s/ Ian G.H. Ashken

Ian G.H. Ashken

Vice Chairman and Chief Financial Officer

April 9, 2009

Rye, New York

ANNEX A

JARDEN CORPORATION

2009 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Jarden Corporation 2009 Stock Incentive Plan (the “Plan”) is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the service of the Company and its Subsidiaries and Affiliates by providing for or increasing the proprietary interest of such individuals in the Company and to provide a means whereby eligible persons can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and Affiliates and promoting an identity of interest between stockholders and these eligible persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Cash Incentive Awards, or any combination of the foregoing. Capitalized terms not defined in the text are defined in Section 24.

2. Shares Subject to The Plan. (a) Aggregate Limits. Subject to Section 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 7,500,000. Shares that have been (a) reserved for issuance under Options which have expired or otherwise terminated without issuance of the underlying Shares, (b) reserved for issuance or issued under an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price, (c) reserved for issuance or issued under an Award that otherwise terminates without Shares being issued, or (d) Shares otherwise issuable or issued in respect of, or as part of, any Award that are withheld to exercise outstanding Options or other Awards or to cover expenses or taxes, shall be available for issuance. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

(b) Award Limits. Subject to the provisions of Section 18 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one individual shall not exceed 1,500,000, except that in connection with his or her initial service, an individual may be granted Awards covering an additional 250,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 2(b) shall be subject to adjustment under Section 18 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m) or the ability to grant or the qualification of Incentive Stock Options under the Plan. In addition, cash-based Awards granted under Section 7 of this Plan during any calendar year to any one individual that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $4,500,000.

(c) Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to Participants in any calendar year. Additionally, in the event that a corporation acquired by the Company or any Subsidiary or Affiliate, or with which the Company or any Subsidiary or Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided the Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, directors or consultants of the Company or its Subsidiaries or Affiliates immediately before such acquisition or combination.

3. Eligibility. ISO’s (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Affiliate or Subsidiary of the Company.

4. Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board. Any power, authority or discretion granted to the Committee may also be taken by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	select persons to receive Awards;

(b)	determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to Awards;

(c)	determine the vesting, exerciseability and payment of Awards;

(d)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(e)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(f)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(g)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(h)	grant waivers of Plan or Award conditions;

(i)	determine whether an Award has been earned;

(j)	accelerate the vesting of any Award; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

4.3 Delegation. To the extent not prohibited by law or rules of the New York Stock Exchange, the Committee may from time to time delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 4.3 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.

5. Stock Options. The Committee may grant Options to eligible persons and will determine whether such Options will be intended to be “Incentive Stock Options” within the meaning of Section 422 of the Code or any successor section thereof (“ISO’s”) or nonqualified stock options (options not intended to qualify as incentive stock options) (“NQSO’s”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement (“Stock Option Agreement”), which will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Exercise Period. Options may be exercisable to the extent vested within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.3 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be greater or equal to the Fair Market Value of the Shares on the date of the grant; provided, however, that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant.

5.4 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written (including electronic) stock option exercise agreement (the “Exercise Agreement”), stating, among other things, the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such other representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company (which need not be the same for each Participant), together with payment in full of the Exercise Price for the number of Shares being purchased. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.6 Termination of Employment. Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Committee, exercise of an Option will always be subject to the following:

a.

If the Participant is Terminated for any reason other than death, Disability or voluntary Termination by the Participant, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

b.	If there is a voluntary Termination by the Participant, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than one (1) month after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

c.	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be a NQSO), but in any event no later than the expiration date of the Options.

d.	Notwithstanding the provisions in paragraph 5.6(a) or 5.6(b) above, if a Participant is Terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination in the case of a for Cause Termination, the Committee shall give the Participant an opportunity to present to the Committee evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is terminated in the case of a for Cause Termination.

e.	If the Participant is not an employee or a director, the Award Agreement shall specify treatment of the Award upon Termination.

5.7 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000 or such other amount as may be required by the Code. If the Fair Market Value of Shares on the date of grant with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO’s and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSO’s. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO’s, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that, (i) except as expressly provided for in the Plan or an Award Agreement, any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted and

(ii) except pursuant to the provisions of Section 18 of the Plan, Options issued hereunder will not be repriced, replaced or regranted through cancellation or by lowering the Exercise Price of a previously granted Award without prior approval of the Company’s stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.9 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO’s will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

5.11 Lapsed Grants. Notwithstanding anything in the Plan to the contrary, the Company may, in its sole discretion, allow the exercise of a lapsed grant if the Company determines that: (i) the lapse was the result of the Company’s inability to timely execute the exercise of an Option award or the lapse occurred during the pendency of a “blackout” restriction under a Company policy regarding the trading of securities of the Company; and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Company makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination; provided, however, that in no event shall any such exercise be permitted to occur later than the tenth anniversary of the date of grant of such award.

6. Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), if any, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All Awards under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Award Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and shall comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock shall be accepted by the Participant’s execution and delivery of the Restricted Stock Award Agreement and full payment for the Shares, if any, to the Company not later than thirty (30) days after the date the Restricted Stock Award Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Award Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee. The Restricted Stock Award Agreement may specify limitations and conditions regarding transferability of any restricted Shares.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, which such Purchase Price may be determined by the Committee to be zero. Payment of the Purchase Price shall be made in accordance with Section 8 of this Plan.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company, upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Award Agreement or based on a combination of service and Performance Factors. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned and such determination shall be conclusive. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the lapse of all restrictions with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of             , between Jarden Corporation, and             . A copy of such Agreement is on file at the principal executive offices of Jarden Corporation”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

6.5 Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock granted under this Section 6 may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). The restrictions applicable to such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for that Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant Performance Period. The performance goals, which must be objective, shall be based upon one or more Performance Factors. The Committee shall determine in its discretion whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares.

6.6 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Award Agreement, unless the Restricted Stock Award Agreement or the Committee otherwise provides.

7. Cash Incentive Awards.

7.1 Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive cash incentive awards under this Section 7.

7.2 Awards.

(a) Performance Targets. For each Performance Period as may be established by the Committee, the Committee may establish objective performance targets based on specified levels of one or more of the Performance Factors. Such performance targets shall be established with respect to a particular Performance Period by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a Performance Period, the Committee shall adopt an objective formula (on the basis of percentage of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance based compensation plans under

Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash upon prior written certification of the Committee of attainment of the specified performance targets for the applicable Performance Period.

(d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Section 7. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f) Non-Exclusive Arrangement. The adoption and operation of this Section 7 shall not preclude the Committee from approving discretionary bonuses or other cash-based incentive compensation arrangements outside of this Plan for the benefit of individuals who are Participants hereunder as the Committee deems appropriate and in the best interests of the Company.

8. Payment For Share Purchases.

8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee or where expressly indicated in the Participants Award Agreement and where permitted by law:

a.	by cancellation of indebtedness of the Company to the Participant;

b.	by surrender of shares that, unless the Committee approves otherwise, either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

c.	by waiver of compensation due or accrued to the Participant for services rendered;

d.	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists: through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price (and any other related costs or expenses) directly to the Company; or

e.	by any combination of the foregoing or other method authorized by the Committee.

At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an Option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership.

9. Withholding Taxes.

9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax or other tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements. The Award Agreement may specify the manner in which the Withholding obligation shall be satisfied with respect to the particular type of award.

9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Company may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation (or such greater withholding amount as the Committee may approve) by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (or such greater withholding amount as the Committee may approve), determined on the date that the amount of tax to be withheld is to be determined.

10. Privileges of Stock Ownership. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock. Furthermore, any new, additional or different securities the Participant may become entitled to receive with respect to such shares of Restricted Stock by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

11. Transferability.

11.1 Non-Transferability of Options. No Option granted under the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and such Option right shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may set forth in an Award Agreement at the time of grant or thereafter, that the Options (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, and such other persons or entities as the Committee may approve in its discretion, as the case may be. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

11.2 Rights of Transferee. Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 11.1 above, the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the Participant or Participant’s estate would have been entitled to exercise it if the Participant had not transferred the Option. In the event of the death of the Participant prior to the expiration of the right to exercise the transferred Option, the period during which the Option shall be exercisable will terminate on the date 12 months following the date of the Participant’s death. In no event will the Option be exercisable after the expiration of the exercise period set forth in the Award Agreement. The Option shall be subject to such other rules relating to transferees as the Committee shall determine.

12. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within three (3) months after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions, consistent with the terms of the Awards, as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the pledge agreement may provide that the Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15. Exchange And Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards, subject to compliance with Section 5.8 hereof. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. Securities Law And Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. However, in the event that an Award is not effective as discussed in the preceding sentence, the Company will use reasonable efforts to modify, revise or renew such Award in a manner so as to make the Award effective. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. Neither an Award nor any benefit arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliate.

18. Corporate Transactions.

18.1	Assumption or Replacement of Awards by Successor. If a Change-of-Control Event occurs:

(i)	the successor company in any Change-of-Control Event may, if approved in writing by the Committee prior to any Change-of-Control Event:

(1) substitute equivalent Options or Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards) or such other equitable consideration as the Committee may approve, or

(2) issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or substantially similar other securities or substantially similar other property subject to repurchase restrictions no less favorable to the Participant.

(ii)	Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Options and Awards granted pursuant to this Plan will accelerate immediately prior to the consummation of a Change-of-Control Event. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of such event, they shall terminate at such time as determined by the Committee.

18.2 Other Treatment of Awards. Subject to any rights and limitations set forth in Section 18.1, if a Change-of-Control Event occurs or has occurred, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets constituting the Change-of-Control Event. Subject to Committee approval, Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other.

18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.4 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares subject to other outstanding Awards, and (d) the maximum number of Shares in respect of which Awards can be made to any Participant in any calendar year will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

19. Adoption And Stockholder Approval. This Plan will become effective on the date that this Plan is approved by the stockholders of the Company at a meeting subsequent to its adoption by the Board (the “Effective Date”), and no Awards shall be made under the 2009 Stock Incentive Plan hereunder unless and until such approval is obtained.

20. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date of this Plan. The expiration of the Plan, however, shall not affect the rights of Participants under Options theretofore granted to them, and all unexpired Options and Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.

21. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, (i) without the approval of the stockholders of the Company, (a) amend this Plan to permit repricing or replacement of outstanding Options other than as already permitted by this Plan without stockholder approval or (b) amend this Plan in any manner that applicable law or regulation including those of the New York Stock Exchange, if applicable, requires such stockholder approval, or (ii) without the written consent of the Participant substantially alter or impair any Option or Award previously granted under the Plan. Notwithstanding the foregoing, if an Option has been transferred in accordance with the terms of this Plan, written consent of the transferee (and not the Participant) shall be necessary to substantially alter or impair any Option or Award previously granted under the Plan. Subject to the foregoing and the requirements of Code Section 162(m), the Board of Directors may without further action on the part of the stockholders of the Company or the consent of Participants, amend the plan, (a) to permit or facilitate qualification of Options thereafter granted under the Plan as ISO’s, and (b) to preserve the Company’s tax deduction under Code Section 162(m).

22. Section 162(m) and 409A of the Code

22.1 Effect of Section 162(m) of the Code. The Plan, and all Awards issued thereunder, will rely on all applicable exemptions from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without stockholder approval (unless otherwise required to comply with Rule 16b-3 under the Exchange Act), amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with Section 162(m) of the Code or any subsequent clarification thereof required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan.

22.2 Section 409A Compliance. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. For purposes of this Plan, and solely to the extent necessary or advisable to comply with any applicable requirements of Section 409A of the Code and the regulations thereunder, references to “termination of employment” shall be deemed to mean a “separation from service” as that term is defined under Treasury Reg. Section 409A-1(h). Notwithstanding any other provisions of this Plan to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code and not otherwise eligible for exclusion from the requirements of Section 409A of the Code, if the Participant becomes entitled to a payment of any benefit or settlement of any Award under this Plan in connection with the Participant’s termination of employment (other than due to death) and the Participant is deemed to be a

“Specified Employee” (as defined under Section 409A of the Code) as of the date of such termination of employment, no payment, settlement or other distribution required to be made to the Participant hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) shall be made earlier than the date that is six (6) months and one day following the date of the Participant’s termination of employment with the Company.

23. General.

23.1 Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions which restrict a Participant’s ability to sell Shares for a period of time under certain circumstances, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement. In addition, the Committee may, in its discretion, provide in an Award Agreement that, in the event that the Participant engages, within a specified period after termination of employment, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), the Participant will forfeit Awards or all rights under any Options that remain outstanding as of the time of such act and will return to the Company an amount of shares with a Fair Market Value (determined as of the date such shares are returned) equal to the amount of any gain realized upon the exercise of any Option that occurred within a specified time period.

23.2. Claim to Awards and Employment Rights. Unless otherwise expressly agreed in writing by the Company, no employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award.

23.3. Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

23.4. Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

23.5. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

23.6. Governing law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

23.7. Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

23.8. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

23.9. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

23.10. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

23.11. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

23.12. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

23.13. Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

23.14 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.15 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to employees who are employed outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

23.16 Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Factor, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Factor, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) of the Code and the regulations thereunder.

24. Definitions. As used in this Plan, the following terms will have the following meanings:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 4.3.

“Affiliate” means any entity in which the Company has an ownership interest of at least 20%.

“Award” means any award under this Plan, including any Option, Restricted Stock or Cash Incentive Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the Company, a Subsidiary or Affiliate having cause to terminate a Participant’s employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony or a misdemeanor carrying a jail sentence of six months or more.

“Change-of-Control Event” means, unless otherwise defined in the applicable Award Agreement, the occurrence of any one or more of the following events: (i) there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period, unless the appointment of a director or the nomination for election by the Company’s stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of such two (2) year period, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets or a liquidation or dissolution of the Company, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited or (iii) any person (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities which carry the right to vote in the election of, or participate in the appointment of, the Company’s directors (the “Voting Securities”) representing 50 percent or more of the total voting power of all the then-outstanding Voting Securities.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Common Stock” means the outstanding common stock, par value $0.01 per share, of the Company, or any other class of securities into which substantially all the Common Stock is converted or for which substantially all the Common Stock is exchanged.

“Committee” means (i) the Compensation Committee, the Stock Option Committee or such other committee appointed by the Board consisting solely of two or more Outside Directors or (ii) the Board.

“Company” means Jarden Corporation, a Delaware corporation, or any successor corporation.

“Disability” or “Disabled” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment or service under such circumstances that the Committee determines to qualify as Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with the Company or its Subsidiary or Affiliate that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in case of any award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

a.	if such Common Stock is publicly traded and is then listed on a national securities exchange (i.e. The New York Stock Exchange), its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

b.	if such Common Stock is publicly traded and is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

c.	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, as reported by any reputable publisher or quotation service, as determined by the Committee in good faith, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

d.	if none of the foregoing is applicable, by the Committee in good faith based upon factors available at the time of the determination, and using the reasonable application of a reasonable evaluation method taking into account, to the extent applicable, Code Section 409A and the resolutions promulgated thereunder.

“ISO” has meaning set forth in Section 5.

“NASD Dealer” has the meaning set forth in Section 8(d).

“NQSO’s” has the meaning set forth in Section 5.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a person who is both (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

“Parent” means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations and/or other legal entities ending with the Company if each of such corporations and other legal entities other than the Company owns stock, other equity securities or other equity interests possessing 50% or more of the total combined voting power of all classes of stock, equity securities or other equity interests in one of the other corporations or other entities in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from time to time, including, but not limited to, the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

a.	Net revenue and/or net revenue growth;

b.	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

c.	Operating income and/or operating income growth;

d.	Net income and/or net income growth;

e.	Earnings per share and/or earnings per share growth;

f.	Total stockholder return and/or total stockholder return growth including an increase in the value of a share of the Company’s Common Stock;

g.	Return on equity;

h.	Operating cash flow;

i.	Economic value added;

j.	Successful capital raises;

k.	Individual confidential business objectives; and

l.	Other performance based factors deemed reasonable and appropriate by the Committee.

“Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for Restricted Stock Awards or Cash Incentive Awards.

“Plan” means the Jarden Corporation 2009 Stock Incentive Plan, as amended from time to time.

“Purchase Price” has meaning as set forth in Section 6.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“Restricted Stock Award Agreement” has the meaning pursuant to Section 6.1.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 18, and any successor security.

“Cash Incentive Award” means that Award pursuant to Section 7.

“Stock Option Agreement” has the meaning pursuant to Section 5.1.

“Subsidiary” means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations and/or other legal entities beginning with the Company if each of the corporations and entities other than the last corporation or entity in the unbroken chain owns stock, other equity securities or other equity interests possessing 50% or more of the total combined voting power of all classes of stock, other equity securities or other equity interests in one of the other corporations or entities in such chain.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

“Ten Percent Stockholder” has the meaning set forth in Section 5.2.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services.

“Termination Date” means the effective date on which Participant ceases to provide services to the Company.

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Ü Please fold and detach card at perforation before mailing. Ü

ANNUAL MEETING OF STOCKHOLDERS, MAY 28, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin E. Franklin and Ian G.H. Ashken as proxies, each with full power of substitution, and hereby authorizes them to appear and vote as designated on the reverse, all shares of Common Stock of Jarden Corporation held of record by the undersigned on April 1, 2009, at the Annual Meeting of Stockholders to be held on May 28, 2009 at 555 Theodore Fremd Avenue, Rye, NY 10580 and any adjournments or postponements thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby revoking all former proxies.

Date:	, 2009

Signature of Stockholder

(Signature if held jointly)

Note: Please mark, sign, date and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

IMPORTANT: PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IN THE ENCLOSED ENVELOPE.

Ü Please fold and detach card at perforation before mailing. Ü

JARDEN CORPORATION	PROXY

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR each of the Proposals.

The undersigned hereby directs this Proxy to be voted:

1. Election of Directors:	Martin E. Franklin	René-Pierre Azria	Michael S. Gross

☐ FOR the election as directors of all nominees listed above	☐ WITHHOLD AUTHORITY to vote for all nominees listed above

TO WITHHOLD authority to vote for any individual nominee, write the name of the nominee for which authority to vote is being withheld on the line below.

2. Proposal to approve and adopt the Jarden Corporation 2009 Stock Incentive Plan.

☐ FOR ☐ AGAINST	☐ ABSTAIN

3. Ratification of the appointment of PricewaterhouseCoopers LLP as Jarden Corporation’s independent registered public accounting firm for the year ending December 31, 2009.

☐ FOR ☐ AGAINST	☐ ABSTAIN

4. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Shares represented by this Proxy will be voted at the meeting in accordance with the stockholder’s specifications above. The Proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of the Annual Meeting of Stockholders to the above stockholder.